UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 8, 2021

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Suite 100
San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GLUU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On February 8, 2021, Glu Mobile Inc., a Delaware corporation (the “Company”), Electronic Arts Inc., a Delaware corporation (“Parent”), and Giants Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the terms of, and subject to the conditions specified in, the Merger Agreement, Merger Sub will merge with and into the Company, and the Company will become a wholly owned subsidiary of Parent (the “Merger”).

The Board of Directors of the Company (the “Board”) unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), individually and in the aggregate, are fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved the Merger Agreement and the Transactions and declared it advisable that the Company enter into the Merger Agreement and consummate the Transactions in accordance with the Delaware General Corporate Law and (iii) recommended that the Company’s stockholders adopt the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), if the Merger is completed, each share of common stock, par value $0.0001 per share (the “Shares”), of the Company issued and outstanding as of immediately prior to the Effective Time, other than (i) Shares held by Parent, Merger Sub, the Company or any of their respective subsidiaries immediately prior to the Effective Time and (ii) Shares owned by a holder who has properly demanded appraisal under Delaware law, will be automatically converted into the right to receive cash in an amount equal to $12.50, without interest (the “Merger Consideration”) and less any applicable withholding taxes.

Each Share underlying a Company stock option that is vested, unexpired, unexercised and outstanding as of the Effective Time will be cancelled and automatically converted into the right to receive the difference between the Merger Consideration and the applicable per share exercise price, without interest and less any applicable tax withholdings. Each Share underlying a Company restricted stock unit that is vested, unexpired, unsettled and outstanding as of the Effective Time will be cancelled and automatically converted into the right to receive the Merger Consideration, without interest and less any applicable tax withholdings. Unvested Company stock options and unvested Company restricted stock units held by continuing Company employees will be assumed by Parent and converted into corresponding awards relating to a number of shares of common stock of Parent in accordance with the formula in the Merger Agreement, with substantially identical terms and conditions as were applicable to the corresponding Company awards immediately prior to the Effective Time, except as such terms and conditions are modified by the Merger Agreement. Each Company performance-based stock option and restricted stock unit that is unvested, unexpired, unexercised and outstanding as of the Effective Time for which the performance period has not been completed as of the Effective Time will, as of immediately prior to the Effective Time, be deemed achieved at “target” (or the equivalent, as applicable) and be converted to a time-based vesting schedule that corresponds to each performance period.

The consummation of the Merger is subject to customary closing conditions, including, among others: (i) the approval of the Merger and adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote thereon in favor of the adoption of the Merger Agreement and to approve the Merger; (ii) the accuracy of the parties’ respective representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (iii) compliance by the parties with their respective covenants in the Merger Agreement in all material respects; (iv) the absence of any law, order or other legal restraint or injunction by any court or governmental entity having jurisdiction that prevents the consummation of the Merger (a “Restraint”); (v) the expiration or termination of any waiting periods or receipt of any requisite consents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval under Austrian antitrust laws (the “Antitrust Approvals”); (vi) the absence of a material adverse effect (as defined in the Merger Agreement) with respect to the Company on or after the date of the Merger Agreement that is continuing as of immediately prior to the Effective Time. The Transactions are not subject to a financing condition.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the consummation of the Merger. In addition, the Company has agreed not to initiate, solicit, knowingly facilitate or encourage (including by way of providing information) the making, submission or announcement of any inquiries, proposals or offers related to alternative acquisition proposals, subject to customary exceptions for the Company to respond to unsolicited proposals to the extent the Board determines in good faith that the failure to do so would be inconsistent with the fiduciary duties of the Board.

The Merger Agreement contains certain termination rights for the parties, including (i) the right of the Company in certain circumstances to terminate the Merger Agreement and accept a “Superior Proposal” (as defined in the Merger Agreement), (ii) the right of either the Company or Parent to terminate the Merger Agreement if the Merger has not been completed on or before August 7, 2021, which date may be extended for a period of up to three months if all conditions other than conditions relating to a Restraint or regulatory approvals have been satisfied as of such date and (iii) if the approval of the Company’s stockholders is not obtained. The Merger Agreement provides that the Company will be required to pay Parent a termination fee of $78.9 million in certain circumstances, including if the Board changes or withdraws its recommendation of the Merger to the Company’s stockholders or the Company terminates the Merger Agreement to accept a Superior Proposal.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the Effective Time, which subsequent information may or may not be fully reflected in public disclosures.

Press Release

On February 8, 2021, the Company issued a press release announcing its entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2021, in connection with the promotion of Becky Ann Hughes into the role of the Company’s Senior Vice President, Growth during the Company’s annual executive performance and compensation review in the fourth quarter of 2019, the Company entered into a Change of Control Severance Agreement with Ms. Hughes (the “Severance Agreement”). Under the Severance Agreement, if Ms. Hughes’ employment with the Company is terminated without cause or as a result of an involuntary termination at any time within 12 months after a change of control of the Company, and Ms. Hughes delivers to the Company a signed general release of claims, then she will receive (i) six months of her then-current annual base salary, (ii) 50% of her target annual bonus for the calendar year in which the termination occurred, (iii) an additional 36 months of vesting with respect to each of her then-outstanding and not fully vested equity awards (with vesting of performance-based equity based upon target-level achievement) and (iv) up to six months of continuation coverage for her (and any of her eligible dependents) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. In addition, the Severance Agreement requires that any successor corporation to the Company must assume the Severance Agreement.

The description of Severance Agreement is qualified in its entirety by the Severance Agreement itself, a copy of which is filed as Exhibit 99.2 to this report.

In addition, Ms. Hughes has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 99.01 to Glu’s Form 8-K (File No. 001-33368) filed with the Securities and Exchange Commission on October 29, 2013.

Item 8.01. Other Events.

On February 8, 2021, Nick Earl, the Chief Executive Officer of the Company, sent an email message to employees of the Company.

A copy of the email is filed as Exhibit 99.3 hereto.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: any statements regarding the expected timing of the completion of the Merger; the ability of Parent and the Company to complete the proposed Merger considering the various conditions to the Merger, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the impact of the announcement of the merger on the Company’s and Parent’s respective businesses and operating results, including the effect of the announcement of the merger on the ability of the Company or Parent to retain and hire key personnel and maintain relationships with players, partners and others with whom the Company or Parent do business; the failure to satisfy any of the conditions to the consummation of the proposed Merger, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed Merger; the occurrence of a Company Material Adverse Effect; and other risks that are described in the reports of the Company filed with the Securities and Exchange Commission (the “SEC”), including but not limited to the risks described in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2020, and that are otherwise described or updated from time to time in other filings with the SEC. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger, the Company intends to file with the SEC a proxy statement regarding the proposed transaction and mail or otherwise provide a proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. Each of Parent and the Company may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that Parent or the Company may file with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Parent, the Company and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s website at ir.ea.com or by contacting Parent’s Investor Relations department at ir@ea.com. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.glu.com or by contacting the Company’s Investor Relations department at ir@glu.com.

Certain Information Regarding Participants in the Solicitation

The Company, Parent and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. You can find information about the directors and executive officers of Parent, including a description of their direct or indirect interests (by security holdings or otherwise) in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on June 19, 2020, and Parent’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which was filed with the SEC on May 20, 2020, and on its website at ir.ea.com. You can find information about the directors and executive officers of the Company, including a description of their direct or indirect interests (by security holdings or otherwise), in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 28, 2020, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 28, 2020, and on its website www.glu.com. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests (by security holdings or otherwise), will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Parent or the Company using the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger among Electronic Arts Inc., a Delaware corporation, Giants Acquisition Sub, Inc., a Delaware corporation and Glu Mobile Inc., a Delaware corporation, dated February 8, 2021
99.1	Press Release, dated February 8, 2021
99.2	Change of Control Severance Agreement by and between Glu Mobile Inc. and Becky Ann Hughes dated February 8, 2021
99.3	Glu Mobile Inc. CEO email to employees
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: February 8, 2021	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel

Exhibit 2.1

EXECUTION VERSION

Agreement and Plan of Merger

among

Electronic Arts Inc.,

a Delaware corporation;

Giants Acquisition Sub, Inc.,
a Delaware corporation,

and

Glu Mobile Inc.,
a Delaware corporation

___________________________

Dated as of February 8, 2021

Table of Contents

i

Section 3.11	Finders; Brokers	30
Section 3.12	Independent Investigation	30

Article IV. Certain Covenants		30
Section 4.1	Covenants of the Company	35
Section 4.2	Access to Information; Confidentiality	34
Section 4.3	Company Stockholder Approval.	36
Section 4.4	No Solicitation of Transactions	38
Section 4.5	Appropriate Action; Consents; Filings	43
Section 4.6	Public Announcements	45
Section 4.7	Employee Benefit Matters	45
Section 4.8	S-8 Filing	47
Section 4.9	Indemnification of Directors and Officers	47
Section 4.10	State Takeover Laws	49
Section 4.11	Section 16 Matters	49
Section 4.12	Merger Sub and Surviving Corporation Compliance	49
Section 4.13	Stockholder Litigation	50
Section 4.14	Delisting; De-registration	50
Section 4.15	Parent Vote	50
Section 4.16	No Control of the Other Party’s Business	50

Article V. Conditions to Consummation of the Merger		50
Section 5.1	Conditions Precedent to Obligations of Each Party Under This Agreement	50
Section 5.2	Additional Parent and Merger Sub Conditions	51
Section 5.3	Additional Company Conditions	52
Section 5.4	Frustration of Closing Conditions	52

Article VI. Termination, Amendment and Waiver		52
Section 6.1	Termination	52
Section 6.2	Effect of Termination; Termination Fees	53

Article VII. Miscellaneous Provisions		55
Section 7.1	Non-Survival of Representations and Warranties	55
Section 7.2	Fees and Expenses	55
Section 7.3	Notices	55
Section 7.4	Severability	56
Section 7.5	Entire Agreement	56
Section 7.6	Assignment; Third-Party Beneficiaries	56
Section 7.7	Specific Performance	57
Section 7.8	Governing Law	57
Section 7.9	Consent to Jurisdiction	57
Section 7.10	WAIVER OF JURY TRIAL	58
Section 7.11	Counterparts	58
Section 7.12	Amendment	58
Section 7.13	Waiver	58
Section 7.14	Rules of Construction	59

Exhibits
Exhibit A -	Certain Definitions and Index of Defined Terms
Exhibit B -	Form of Certificate of Incorporation of Surviving Corporation

ii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of February 8, 2021 (the “Agreement Date”), by and among Electronic Arts Inc., a Delaware corporation (“Parent”), Giants Acquisition Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Glu Mobile Inc., a Delaware corporation (the “Company” and, collectively with Parent and Merger Sub, the “Parties”). Capitalized terms shall have the meaning ascribed to them throughout this Agreement or in Exhibit A.

Recitals

A.       Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B.       Upon the terms and subject to the conditions set forth herein and in accordance with the DGCL, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent, and each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (the “Shares” and each, a “Share”) shall be converted at the Effective Time into the right to receive the Per Share Merger Consideration, without interest and subject to any required withholding of Taxes, except for the Cancelled Shares and Dissenting Shares.

C.       The board of directors of the Company (the “Board of Directors” or the “Company Board”) has unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”), taken together, are on terms that are fair to, advisable and in the best interests of the Company and the Company Stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other Transactions and (iii) resolved to recommend that the Company Stockholders adopt this Agreement (such recommendation, the “Company Board Recommendation”).

D.       The board of directors of Merger Sub has approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions set forth herein.

E.       The board of directors of Parent has approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions set forth herein, and Parent, as the sole stockholder of Merger Sub, has duly executed a written consent, effective immediately following execution of this Agreement, adopting this Agreement and approving the Transactions.

F.       Concurrently with the execution and delivery of this Agreement, Red River Investment Limited, a British Virgin islands company, has entered into a voting and support agreement, dated as of the date hereof, pursuant to which, among other things, it has agreed to vote its Shares in favor of the Merger and the adoption of this Agreement as set forth therein (the “Voting Agreement”).

Agreement

The Parties, intending to be legally bound, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

Article I.

Description of Transaction

Section 1.1               The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company. By virtue of the Merger, at the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and as a wholly-owned Subsidiary of Parent. The Merger shall be governed by and effected under the DGCL.

Section 1.2               Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the applicable provisions of the DGCL and the Certificate of Merger.

Section 1.3               Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 (or remotely via the electronic exchange of documents), as promptly as practicable, but in any event no later than the third Business Day after the date on which all the conditions set forth in Article V are satisfied or waived (other than those conditions that by their terms are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (if permitted hereunder) of such conditions at the Closing), or at such other location, date and time as agreed by Parent and the Company. The date on which the Closing actually takes place is referred to as the “Closing Date.” Under the terms and subject to the conditions of this Agreement, a certificate of merger that the Parties shall agree satisfies the applicable requirements of the DGCL (the “Certificate of Merger”) shall be duly executed by the relevant Parties thereto and shall be filed with the Secretary of State of the State of Delaware concurrently with, or as soon as practicable following, the Closing, and the Parties shall make all other deliveries, filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be agreed by Parent and the Company and specified in the Certificate of Merger (the time at which the Merger becomes effective being referred to as the “Effective Time”).

Section 1.4               Governing Documents; Directors and Officers. Unless otherwise agreed by Parent and the Company prior to the Effective Time:

(a)              the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to read in the form of Exhibit B;

(b)             the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time other than to change the name of Merger Sub thereunder to be the name of the Surviving Corporation; and

(c)              the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

Section 1.5               Conversion of Shares; Company Options, Company RSUs, Company PSUs and Company ESPP.

(a)              At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any equityholder of the Company:

(i)               Treasury Shares. Each Share that is owned, directly or indirectly, by the Company or its wholly owned Subsidiaries immediately prior to the Effective Time (and, in each case, not held on behalf of third parties) shall be cancelled and extinguished without any conversion or payment of any property or consideration, and shall cease to exist;

(ii)              Shares Owned by Parent and Merger Sub. Each Share that is owned, directly or indirectly, immediately prior to the Effective Time, by (A) Parent, (B) Merger Sub, (C) any wholly-owned Subsidiary of Parent or Merger Sub or (D) any Person that owns, directly or indirectly, all of the outstanding stock of Merger Sub shall be cancelled and extinguished without any conversion or payment of any property or consideration, and shall cease to exist;

(iii)             All Other Shares. Each Share that is outstanding immediately prior to the Effective Time (other than (A)  Shares to be cancelled in accordance with Section 1.5(a)(i) and Section 1.5(a)(ii) (collectively, the “Cancelled Shares”) and (B) Dissenting Shares) shall be automatically converted into the right to receive an amount, net to the seller in cash, without interest, equal to $12.50 (the “Per Share Merger Consideration”), subject to any required withholding of Taxes. All Shares that have been converted pursuant to this Section 1.5(a)(iii) shall be cancelled automatically and shall be extinguished and cease to exist, and the holders of (1) Shares represented by Company Stock Certificates (as defined below) or (2) Book-Entry Shares shall cease to have any rights with respect to those Shares, other than the right to receive the Per Share Merger Consideration in accordance with Section 1.8.

(iv)              Company Options.

(A)              Vested Company Options. Each Company Option (or portion thereof and including any Company PSO after giving effect to the Performance Company Option Conversion set forth in Section 1.5(a)(iv)(C) below) that is vested, unexpired, unexercised and outstanding as of the Effective Time (each, a “Vested Company Option”) shall, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holder of such Vested Company Option or any other Person, be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (x) the aggregate number of Shares subject to such Vested Company Option multiplied by (y) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price of such Vested Company Option, without interest and subject to any required withholding of Taxes. The Surviving Corporation shall pay the amounts set forth in this Section 1.5(a)(iv)(A) as soon as practicable following the Effective Time (but in no event later than the later of the second regularly scheduled payroll date and the date that is 15 Business Days, in each case, after the Effective Time). If the applicable per share exercise price of any such Vested Company Option is equal to or greater than the Per Share Merger Consideration, such Vested Company Option shall be cancelled pursuant to this Section 1.5(a)(iv)(A) without payment of any consideration.

(B)             Unvested Company Options. Each Company Option (or portion thereof and including any Company PSO after giving effect to the Performance Company Option Conversion set forth in Section 1.5(a)(iv)(C) below) held by a Continuing Employee that is unvested, unexpired, unexercised and outstanding as of the Effective Time (each an “Unvested Company Option”) shall, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holder of such Unvested Company Option or any other Person, be assumed by Parent and converted automatically at the Effective Time into a corresponding option denominated in shares of common stock of Parent and subject to terms and conditions substantially identical to those in effect at the Effective Time, including all vesting and applicable vesting acceleration provisions, except as such terms and conditions are modified by Section 1.5(a)(iv)(C) of this Agreement (each such assumed Unvested Company Option, an “Assumed Company Option”), except that (1) the number of shares of common stock of Parent that will be subject to each such Assumed Company Option shall be determined by multiplying the number of Shares of Company Common Stock subject to such Assumed Company Option by the Exchange Ratio (rounded down to the nearest whole Share) and (2) the exercise or purchase price per share of each such Assumed Company Option shall equal (x) the per share exercise price of each such Assumed Company Option divided by (y) the Exchange Ratio (rounded up to the nearest whole cent); provided, however, that in no case shall the assumption of an Assumed Company Option be performed in a manner that is not in material compliance with the requirements of Sections 409A or 424(a) of the Code and other applicable Law. At the Effective Time, each Company Equity Plan pursuant to which any Assumed Company Option has been granted shall be assumed by Parent.

(C)              Performance Company Option Conversion. The applicable performance metrics of each Company PSO (or portion thereof) that is unvested, unexpired, unexercised and outstanding as of the Effective Time for which the Performance Period has not been completed as of the Effective Time will, as of immediately prior to the Effective Time, be deemed achieved at “target” and be converted to a time-based vesting schedule that corresponds to each Performance Period (the “Performance Company Option Conversion”). For the avoidance of doubt, for any Performance Period that has been completed as of the Agreement Date, but for which the performance achievement has not yet been determined as of the Agreement Date, the Company Board (or a duly authorized committee thereof) shall determine the performance achievement and the resulting number of shares of Company Common Stock eligible to vest on the applicable vesting date prior the Effective Time in its sole discretion.

(v)                Company RSUs.

(A)              Vested Company RSUs. Each Company RSU (or portion thereof and including any Company PSU after giving effect to the Performance Company RSU Conversion set forth in Section 1.5(a)(v)(C) below) that is vested, unexpired, unsettled and outstanding as of the Effective Time (each, a “Vested Company RSU”) shall, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holder of such Vested Company RSU or any other Person, be cancelled and automatically converted into the right to receive the Per Share Merger Consideration, without interest and subject to any required withholding of Taxes. The Surviving Corporation shall pay the amounts set forth in this Section 1.5(a)(v)(A) as soon as practicable following the Effective Time (but in no event later than the later of the second regularly scheduled payroll date and the date that is 15 Business Days, in each case, after the Effective Time).

(B)              Unvested Company RSUs. Each Company RSU (or portion thereof and including any Company PSU after giving effect to the Performance Company RSU Conversion set forth in Section 1.5(a)(v)(C) below) held by a Continuing Employee that is unvested, unexpired, unsettled and outstanding as of the Effective Time (each, an “Unvested Company RSU”) shall, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company RSU or any other Person, be assumed by Parent and converted automatically at the Effective Time into a corresponding restricted stock unit of Parent and subject to terms and conditions substantially identical to those in effect at the Effective Time, including all vesting and applicable vesting acceleration provisions, except as such terms and conditions are modified by Section 1.5(a)(v)(C) of this Agreement (each such assumed Unvested Company RSU, an “Assumed Company RSU”), except that the number of shares of common stock of Parent that will be subject to each such Assumed Company RSU shall be determined by multiplying the number of Shares of Company Common Stock subject to such Assumed Company RSU by the Exchange Ratio (rounded down to the nearest whole Share); provided, however, that in no case shall the assumption of an Assumed Company RSU be performed in a manner that is not in material compliance with the requirements of Sections 409A or 424(a) of the Code and other applicable Law. At the Effective Time, each Company Equity Plan pursuant to which any Assumed Company RSU has been granted shall be assumed by Parent.

(C)              Performance Company RSU Conversion. The applicable performance metrics of each Company PSU (or portion thereof) that is unvested, unexpired, and outstanding for which the Performance Period has not been completed as of the Effective Time will, as of immediately prior to the Effective Time, be deemed achieved at “target” or the equivalent of “target” if such concept is not included in the applicable Company PSU, as determined by the Company Board (or a duly authorized committee thereof) utilizing the same methodology and standards used to calculate “target” for the other Company PSUs, and be converted to a time-based vesting schedule that corresponds to each Performance Period (the “Performance Company RSU Conversion”). For the avoidance of doubt, for any Performance Period that has been completed as of the Agreement Date, but for which the performance achievement has not yet been determined as of the Agreement Date, the Company Board (or a duly authorized committee thereof) shall determine the performance achievement and the resulting number of shares of Company Common Stock eligible to vest on the applicable vesting date prior the Effective Time in its sole discretion.

(vi)              Company ESPP. As soon as practicable following the Agreement Date, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that: (A) with respect to each “Offering Period” (as defined in the Company ESPP), (1) no participant may elect to participate in the Company ESPP after the Agreement Date and (2) no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the Agreement Date for the Offering Period, (B) the Offering Period shall terminate at the earlier of (1) the next currently scheduled purchase date for such Offering Period and (2) the date that is no later than two Business Days immediately preceding the Effective Time, and, subject to the consummation of the Merger, be the final Offering Period under the Company ESPP, (C) each participant’s accumulated payroll deduction shall be used to purchase Shares in accordance with the terms of the Company ESPP on the earlier of (1) the next currently scheduled purchase date for such Offering Period and (2) the date that is no later than two Business Days prior to the Effective Time (and all participant contributions then in the Company ESPP shall be used to purchase Shares on such date in accordance with the terms of the Company ESPP as if such date was the last date of such Offering Period); and (D) subject to the consummation of the Merger, the Company shall terminate the Company ESPP as of or immediately prior to the Effective Time. Notwithstanding any restrictions on transfer of stock in the Company ESPP, all Shares purchased under the Company ESPP shall be treated identically to all other Shares in the Merger and the payment of the Per Share Merger Consideration therefor in accordance with this Section 1.5.

(vii)            Merger Sub. Each share of the common stock, $0.0001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(viii)          Company Actions. Prior to the Effective Time, the Company and the administrator of the Company Equity Plans shall take any and all actions as are reasonably necessary to effect the foregoing provisions of this Section 1.5.

(b)               If, during the period from the Agreement Date through the Effective Time, any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction occurs with respect to the outstanding Shares, or if a stock dividend is declared by the Company during such period, or a record date with respect to any such event shall occur during such period, then all calculations provided for that are based on a number of shares of any class or series (or trading prices therefor) affected thereby, including the Per Share Merger Consideration, shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such event.

Section 1.6              Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and owned by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares, “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL. At the Effective Time, (a) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (b) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Per Share Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 1.8(g). The Company shall give Parent prompt notice (and in any event within one Business Day) of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and direct all negotiations and Proceedings with respect to such demands. Prior to the Effective Time (unless required by applicable Law), the Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal, or agree or commit to do any of the foregoing. Any portion of the aggregate Per Share Merger Consideration made available to the Paying Agent to pay for Shares that have become Dissenting Shares shall be returned to Parent upon demand.

Section 1.7               Closing of the Company’s Transfer Books. At the Effective Time: (a) all Shares outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist in exchange for the consideration issued pursuant to Section 1.5, and all holders of Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as Company Stockholders except as provided for in Section 1.5 and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Shares outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be cancelled and shall be exchanged as provided in Section 1.8.

Section 1.8               Exchange of Certificates.

(a)              On or prior to the Closing Date, Parent shall select American Stock Transfer & Trust Company or such other reputable bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the “Paying Agent”) and, in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit with the Paying Agent cash sufficient to make all payments pursuant to Section 1.5(a)(iii). The cash amounts so deposited with the Paying Agent are referred to collectively as the “Exchange Fund.”

(b)              As promptly as practicable (but in no event later than three Business Days) after the Effective Time, the Surviving Corporation or Parent shall cause the Paying Agent to mail to each holder of record of a Company Stock Certificate or non-certificated Shares represented by book-entry (“Book-Entry Shares”), in each case, which Shares were converted into the right to receive the Per Share Merger Consideration at the Effective Time pursuant to this Agreement:

(i)                a letter of transmittal, which shall be in customary form and specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates or Book-Entry Shares shall pass, only upon delivery of the Company Stock Certificates or transfer of Book-Entry Shares, as the case may be, to the Paying Agent, and shall otherwise be in such form and have such other provisions as Parent, the Company and the Paying Agent shall reasonably agree, acting reasonably; and

(ii)               instructions for use in effecting the surrender of the Company Stock Certificates or the transfer of Book-Entry Shares in exchange for payment of the Per Share Merger Consideration.

(c)              Upon the surrender of Company Stock Certificates or transfer of Book-Entry Shares for cancellation to the Paying Agent, and upon delivery of a letter of transmittal, duly executed and in proper form in accordance with the instructions thereto, and any other documents reasonably required by the Paying Agent, with respect to such Company Stock Certificates or an agent’s message in the case of a book entry transfer of Book-Entry Shares, the holder of such Company Stock Certificates or Book-Entry Shares shall be entitled to receive the Per Share Merger Consideration for each Share formerly represented by such Company Stock Certificates and for each Book-Entry Share. Any Company Stock Certificates and Book-Entry Shares so surrendered shall forthwith be cancelled. If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Company Stock Certificate is registered, it shall be a condition precedent of payment that the Company Stock Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and shall be accompanied by all documents reasonably required to evidence and effect such transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Company Stock Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. Payment of the Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered or transferred (as applicable) as contemplated hereby, each Company Stock Certificate or Book-Entry Share in respect of Shares converted into the right to receive Per Share Merger Consideration pursuant to Section 1.5(a)(iii) shall be deemed, from and at any time after the Effective Time, to represent only the right to receive the Per Share Merger Consideration as contemplated by this Agreement.

(d)              The Per Share Merger Consideration paid and issued upon the surrender or transfer (as applicable) of any Company Stock Certificate or Book-Entry Share in accordance with the terms of this Section 1.8 shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Stock Certificate or Book-Entry Share and, in the case of a Company Stock Certificate, the Shares formerly represented by it.

(e)               Notwithstanding anything to the contrary contained in this Section 1.8, if any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Surviving Corporation (including if reasonably required by the Paying Agent) the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 1.8(h), Parent) shall deliver, in exchange for such lost, stolen or destroyed Company Stock Certificate, the Per Share Merger Consideration in accordance with Section 1.5.

(f)                 Any portion of the Exchange Fund that remains undistributed to holders of Shares as of the one year anniversary of the Closing Date shall be delivered to Parent upon demand, and any holders of Shares who have not theretofore surrendered their Shares in accordance with this Section 1.8 shall thereafter look only to Parent for satisfaction of their claims for the Per Share Merger Consideration. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(g)                Each of the Paying Agent, Parent and the Surviving Corporation, and any of their agents or Affiliates, as applicable, shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld under the Code or any provision of state, local or foreign Tax Law or under any other applicable Law. To the extent such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(h)              Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Shares or to any other Person with respect to any cash amounts properly delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

Section 1.9               Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Article II.

Representations and Warranties of the Company

Except as set forth in (x) the Company SEC Documents filed with, or furnished to, the SEC on or after December 31, 2017 and not less than three Business Days prior to the Agreement Date, other than disclosures in such Company SEC Documents contained under the heading “Risk Factors” (other than any factual information contained therein) or any disclosure of risks included in any “forward-looking statements” disclaimer or any other general statements regarding risks or uncertainties that are similarly cautionary, predictive or forward-looking in nature, provided that this clause (x) shall not apply with respect to Section 2.2) or (y) the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (with the disclosure in any section or subsection of the Company Disclosure Letter being deemed to qualify or apply to other sections and subsections of this Article II to the extent that it is reasonably apparent on its face based on such disclosure that such disclosure should qualify or apply to such other sections and subsections), the Company hereby represents and warrants to Parent as follows:

Section 2.1               Corporate Existence.

(a)                The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to (i) conduct its business in the manner in which its business is currently being conducted and (ii) own, lease and use its rights, assets and properties in the manner in which its rights, assets and properties are currently owned, leased or used, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation, and is in good standing, under the laws of such jurisdictions where the nature of its business or the ownership, leasing or use of its assets and properties requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)                The Company has made available to Parent true and complete copies of the Company’s Certificate of Incorporation, as amended (the “Company Certificate”), and the Company’s Bylaws, as amended (the “Company Bylaws”), and all other Company Organizational Documents, in each case in full force and effect as of the Agreement Date. The Company is not in violation of the Company Certificate or the Company Bylaws, and the Subsidiaries of the Company are not in violation of their respective organizational or governing documents in any material respect.

(c)                Section 2.1(c) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company, together with the jurisdiction of organization or formation of each such Subsidiary. Each Subsidiary of the Company (i) is a corporation or other entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and (ii) has all necessary corporate (or similar) power and authority to (A) conduct its business in the manner in which its business is currently being conducted and (B) own, lease and use its assets and properties in the manner in which its assets and properties are currently owned, leased or used, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is the owner of all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, free and clear of all Liens other than Permitted Liens, and all such shares or other equity interests are duly authorized, validly issued, fully paid, not subject to or issued in violation of any preemptive rights, and (where such concept is recognized) non-assessable. Neither the Company nor any of its Subsidiaries nor any of the Persons identified in Section 2.1(c) of the Company Disclosure Letter owns, directly or indirectly, any capital stock, equity interest, voting interest, membership interest, partnership interest, joint venture interest or other equity or voting interest of any nature in any other Person (or any interest convertible into or exercisable or exchangeable for the foregoing) (such interests collectively, “Equity Interests”), other than Equity Interests in the Subsidiaries of the Company.

Section 2.2               Capitalization.

(a)             The authorized share capital of the Company consists of 250,000,000 Shares and 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the close of business on February 4, 2021 (the “Capitalization Date”), there were 173,747,133 Shares issued and outstanding, no Shares held in treasury by the Company and no shares of Preferred Stock issued or outstanding.

(b)              As of the close of business on the Capitalization Date, the Company has no shares of capital stock reserved for or otherwise subject to issuance, except for (i) 11,170,135 Shares reserved for issuance pursuant to the exercise of outstanding Company Options, (ii) 4,073,283 Shares reserved for issuance pursuant to the vesting of Company PSOs at the maximum amounts permitted under the terms of such Company PSOs, (iii) 6,200,311 Shares reserved for issuance pursuant to the vesting of Company RSUs, (iv) 3,904,309 Shares reserved for issuance pursuant to the vesting of Company PSUs at the maximum amounts permitted under the terms of such Company PSUs, (v) (A) 13,618,350 Shares reserved for future awards under the Company’s 2007 Equity Incentive Plan and (B) 194,146 Shares reserved for future awards under the Company’s 2018 Equity Inducement Plan and (vi) 1,100,000 Shares reserved for issuance pursuant to the exercise of outstanding Company Warrants. The maximum number of Shares that could be delivered pursuant to the Company ESPP upon exercise of the outstanding purchase rights as of the close of business on the Capitalization Date is 372,156. There are no shares of capital stock of the Company owned by any Subsidiary of the Company.

(c)              All issued and outstanding Shares are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Section 2.2(c) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, an accurate and complete list of each outstanding Company Option, Company PSO, Company RSU and Company PSU and (i) the date of grant thereof, (ii) the exercise or purchase price thereof, if applicable, (iii) the Company Equity Plan (and the name of any foreign sub-plan) under which each Company Option, Company PSO, Company RSU or Company PSU, as the case may be, was granted, (iv) the extent such Company Option, Company PSO, Company RSU or Company PSU, as the case may be, is vested and unvested and (v) the vesting schedule and vesting commencement date applicable thereto.

(d)             Except as set forth in Section 2.2(b), there are no outstanding subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other Equity Interests of the Company or securities convertible into or exchangeable for such shares or Equity Interests, or (ii) redeem, repurchase or otherwise acquire any such shares of capital stock or other Equity Interests. From the close of business on the Capitalization Date to the Agreement Date, the Company has not issued any Shares except upon the exercise of Company Options or Company PSOs, the settlement of Company RSUs or Company PSUs, the exercise of purchase rights under the Company ESPP or the exercise of Company Warrants, in each case which are outstanding as of the close of business on the Capitalization Date.

(e)                Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations or indebtedness, the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) (“Voting Company Debt”) with the Company Stockholders on any matter.

(f)                 There are no voting agreements, voting trusts, stockholders’ agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of, restricting the transfer of, or providing for registration rights with respect to, the Company or any of its Subsidiaries.

Section 2.3               Corporate Authority.

(a)              The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to which it is a party and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions, including the Merger. The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party, the performance of the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action, and, except for obtaining the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to adopt or authorize this Agreement or to consummate the Transactions other than, with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL. This Agreement has been validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles. The Company Board at a meeting duly called and held has unanimously adopted resolutions that: (i) determined that each of the Transactions, individually and in the aggregate, are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Transactions (including the execution, delivery and performance thereof) and declared it advisable that the Company enter into this Agreement and consummate the Transactions in accordance with the DGCL and (iii) recommended that the Company’s stockholders adopt this Agreement (it being understood that nothing in this clause (iii) shall in any way limit the Company Board’s rights under Section 4.4).

(b)              Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.9(b), the Company Board has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to, or as a result of, the execution of this Agreement or the Voting Agreement or the consummation of the Transactions, including the Merger, without any further action on the part of the Company Stockholders or the Company Board. No other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other anti-takeover statute or Law (each, together with Section 203 of the DGCL, a “Takeover Law”) is applicable to the Company, the Transactions or the Voting Agreement. None of the Company or any of its Subsidiaries has adopted a stockholder rights agreement, rights plan, “poison pill” or other similar agreement that is currently in effect.

(c)              Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.9(b), the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Shares entitled to vote thereon in favor of the adoption of this Agreement at the Company Stockholder Meeting (the “Company Stockholder Approval”) is the only vote of the holders of Shares or any other class or series of capital stock of the Company necessary (under applicable Law, the Company’s governing documents or otherwise) to adopt this Agreement and consummate the Transactions.

Section 2.4               Governmental Approvals and Consents; Non-Contravention.

(a)               No Governmental Authorization is or will be required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions, except (i) the filing with the SEC of the Proxy Statement, and the filing with the SEC of such other reports required in connection with the Transactions under, and such other compliance with, the Exchange Act and the Securities Act and the rules and regulations thereunder, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) for required Consents or filings under any applicable Antitrust Laws, (iv) any filings required under the rules and regulations of Nasdaq and (v) such other Governmental Authorizations, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)                The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions does not and will not (i) violate, contravene or conflict with any provision of the Company Organizational Documents, (ii) result in any violation or breach of, or constitute any default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or a loss of a benefit under, or require that any Consent be obtained with respect to, any Company Material Contracts or (iii) assuming compliance with the matters described in Section 2.4(a)(i)-(iv), violate, conflict with or result in any breach under any provision of any Law applicable to the Company or Company Assets, except, in the cases of subclauses (ii) and (iii), where such violation, breach, conflict, default, right of termination or cancellation, acceleration, loss of benefit or failure to obtain such Consent would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.5               Compliance with Laws; Governmental Authorizations.

(a)                The Company and each of its Subsidiaries is and, for the three years immediately preceding the Agreement Date, has been, in compliance with or not in violation of, the Laws applicable to each of the Company and its Subsidiaries, including Anti-Corruption Laws and Sanctions, in each case except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Within the three-year period immediately preceding the Agreement Date, neither the Company nor any of its Subsidiaries has received any written notices of violation or non-compliance with respect to any Laws (including Anti-Corruption Laws and Sanctions) applicable to it or any Company Assets, in each case other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)                Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers nor, to the knowledge of the Company, any employees, agents, representatives, consultants, partners, licensors and subcontractors or any other Person acting on their behalf, has, directly or indirectly, (i) made, promised, offered or authorized (A) any unlawful payment or the unlawful transfer of anything of value, directly or indirectly, to any government official, employee or agent, political party or any official of such party, or political candidate or (B) any unlawful bribe, rebate, influence payment, kickback or similar unlawful payment or (ii) violated any Anti-Corruption Law applicable to the Company or any of its Subsidiaries. The Company and its Subsidiaries have instituted policies and procedures that are designed to reasonably ensure compliance with Anti-Corruption Laws.

(c)                The Company and each of its Subsidiaries have all Governmental Authorizations necessary to conduct their respective businesses as presently conducted or to own, lease and operate its Company Assets, except where the failure to have any such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Within the three-year period immediately preceding the Agreement Date, the Company has not received any written notice from any Governmental Authority regarding (i) any actual or possible material violation of any Governmental Authorization, or any failure to comply in any respect with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, in each case other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries comply with the terms of all Governmental Authorizations, and no revocation, withdrawal, suspension, cancellation or adverse modification of any of the Governmental Authorizations is pending or, to the knowledge of the Company, threatened, and neither the Company nor any of its Subsidiaries has received any written notice in the three year period prior to the Agreement Date from any Governmental Authority threatening to revoke, withdraw, suspend, cancel or modify any Governmental Authorization, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Governmental Authorization is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)                The Company and each of its Subsidiaries and their respective directors and officers and, to the knowledge of the Company, their respective employees, agents, representatives, consultants, partners, licensors, resellers and subcontractors and any other person acting on their behalf in their transactions conducted on behalf of the Company or any of its Subsidiaries have complied with all applicable Sanctions and Laws relating to export and reexport control, including, as applicable, the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), and the International Traffic in Arms Regulations maintained by the U.S. Department of State (the “State Department”), and any other applicable Sanctions. The Company represents that neither it or its Subsidiaries nor their respective directors or officers nor, to the knowledge of the Company, their respective employees, agents, representatives, consultants, partners, licensors, resellers and subcontractors nor any other person acting on their behalf in their transactions conducted on behalf of the Company or any of its Subsidiaries (i) has, directly or indirectly, sold, exported, reexported, transferred, diverted, or otherwise disposed of any products, software, or technology (including products derived from or based on such technology) to any Sanctioned Country or Sanctioned Person or any other destination, entity, or person prohibited by applicable Sanctions and Laws of the United States, without obtaining any authorization from the competent Governmental Authorities that is required by applicable Law, or otherwise transacted any business with any Sanctioned Person in violation of Sanctions, (ii) has taken any action that would cause the Company or any of its Subsidiaries to violate any Sanctions or (iii) is or in the past five years has been designated as a Sanctioned Person. To the knowledge of the Company, none of the Company nor any Subsidiary is the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to any Anti-Corruption Laws or Sanctions.

Section 2.6               SEC Filings.

(a)               Since December 31, 2017, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and other documents (including exhibits) required to be filed or furnished (as applicable) by it under the Securities Act or the Exchange Act, as the case may be, prior to the Agreement Date, together with all certifications required pursuant to the U.S. Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC since December 31, 2017 through the Effective Time, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). None of the Subsidiaries of the Company is currently or has, since becoming a Subsidiary of the Company been, required to file any forms, reports or other documents with the SEC.

(b)                As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended or superseded by a subsequent filing prior to the Agreement Date, as of the date of the last such amendment or superseding filing, the Company SEC Documents were prepared and complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder and, except to the extent superseded or amended by a subsequent filing with the SEC prior to the Agreement Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)                As of the Agreement Date, none of the Company SEC Documents is the subject of any unresolved or outstanding SEC comment and, to the knowledge of the Company, is the subject of ongoing SEC review. There has been no material correspondence between the SEC and the Company since December 31, 2017 that (i) is not set forth in the Company SEC Documents, (ii) is not publicly available on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database of the SEC or (iii) has not otherwise been disclosed to Parent prior to the Agreement Date.

Section 2.7               Financial Statements; Undisclosed Liabilities; Internal Controls.

(a)                Each of the consolidated financial statements of the Company (including, in each case, any notes and schedules thereto) included or incorporated by reference in the Company SEC Documents (collectively, the “Company Financial Statements”): (i) as of their respective filing dates with the SEC (if amended, as of the date of the last such amendment, with respect to the consolidated financial statements that are or amended and restated therein), complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto, as permitted by Regulation S-X promulgated by the SEC, and, in the case of interim financial statements, for normal and recurring year-end adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q or any successor or like form under the Exchange Act, and the absence of certain footnotes); and (iii) present fairly in all material respects the consolidated financial position, assets and Liabilities and the consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity of the Company and the consolidated Subsidiaries of the Company as of the dates and for the periods referred to therein. Except as have been described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company, and neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b)                Since December 31, 2019, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto.

(c)                Since December 31, 2018, neither the Company nor, to the knowledge of the Company, any Company Representative has received any material complaint, allegation, assertion or claim regarding any significant deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective accounting controls, including any significant deficiencies, material weaknesses or other issues with internal controls that would adversely affect the ability of the Company to record, process, summarize and report financial data, or any material inaccuracy in the Company Financial Statements.

(d)                There are no Liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected or reserved against on a consolidated audited balance sheet of the Company or disclosed in the footnotes thereto, other than those that (i) are reflected or reserved against in the Company Financial Statements, (ii) have been incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company Financial Statements, (iii) are expressly permitted or contemplated by this Agreement, (iv) have been discharged or paid in full or (v) have been incurred in connection with the Transactions.

(e)                Each of the principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Documents filed with the SEC, and prior to the date of this Agreement, neither the Company nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Section 2.7(e), “principal executive officer” and “principal financial officer” have the meanings given to such terms in the Sarbanes-Oxley Act.

(f)                 The Company has established and maintained “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) and a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) required by Rule 13a-15 under the Exchange Act and designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to ensure that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (iii) access to assets that could have a material effect on the Company’s financial statements is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintained “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since December 31, 2018, the Company has not identified or been made aware of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information and (B) any fraud or allegation of fraud, whether or not material, that involves (or involved) management or other employees who have (or had) a significant role in the Company’s internal control over financial reporting. Since December 31, 2018, the Company has disclosed to the Audit Committee of the Company Board (the “Audit Committee”) and the Company’s auditors any instances of significant deficiencies, material weaknesses, fraud or allegations of fraud referred to in clauses (A) or (B) above. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and the Audit Committee since December 31, 2018. The Company is, and has been since December 31, 2017, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of Nasdaq. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2019, and such assessment concluded that such system was effective. Since December 31, 2018, none of the Company’s management or the Company’s auditors have identified to the Company Board or the Audit Committee any matter set forth in the preceding clause (A) or (B). Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extension of credit” to directors or executive officers of the Company prohibited by Section 402 of the Sarbanes-Oxley Act.

(g)                The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act.

Section 2.8               Absence of Certain Changes or Events.

(a)                Since December 31, 2019 through the Agreement Date, no event or events or development or developments have occurred or are occurring that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)               Except (i) in connection with the execution and delivery of this Agreement and the Transactions and the discussions and negotiations in connection therewith or (ii) for any COVID-19 Responses, from December 31, 2019 through the Agreement Date, the business of the Company and its Subsidiaries, taken as a whole, has been conducted in all material respects in the ordinary course of business.

(c)              Since December 31, 2019 through the Agreement Date, the Company has not taken any action that, if taken or proposed to be taken after the Agreement Date, would be prohibited by clauses (a), (c)-(f), (l)-(p), (r)-(v) of Section 4.1 or Section 4.1(w) (to the extent relating to the foregoing subsections).

Section 2.9               Employees; Employee Benefits.

(a)              Section 2.9(a) of the Company Disclosure Letter sets forth a complete list of all material Company Benefit Plans (other than offer letters related to Company Employees or other service providers that are terminable “at will” and without the payment of severance or notice pay (or, with respect to Company Employees employed outside of the United States, other than offer letters or employment agreements containing terms and conditions that do not materially deviate from the Company’s standard form(s) of offer letter in the form(s) provided to Parent) or other material obligations). For each material Company Benefit Plan, the Company has provided or made available to Parent a copy of each applicable (i) plan document and summary plan description, and any material modifications thereto, and all related trust documents, insurance contracts or other funding vehicles, (ii) the most recent annual report on Form 5500 required to have been filed with the IRS and all applicable schedules thereto, (iii) the most recent determination letter from the IRS and (iv) all material correspondence with any Governmental Authority received in the last year with respect to any Company Benefit Plan.

(b)              The Company and its Subsidiaries are and have during the three year period prior to the Agreement Date been in compliance with all applicable Laws regarding labor and employment practices, including with respect to terms and conditions of employment, equal employment opportunities (including the prevention of discrimination, harassment, and retaliation), wages and hours, the Worker Adjustment and Retraining Notification Act of 1988, as amended, and similar state, local and foreign laws and, as to each, the regulations promulgated thereunder (“WARN”), ERISA, COBRA and the Fair Labor Standards Act of 1938, as amended, provision of meal and rest breaks, pay for all working time, immigration and work authorization, equal pay, and occupational safety and health, other than instances of noncompliance that have not had, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has any direct or indirect material Liability with respect to misclassification of any person as (i) an independent contractor rather than as an employee, (ii) an exempt employee rather than as a non-exempt employee with respect to the FLSA (or similar state Law), or (iii) a leased employee from another employer rather than as an employee of the Company or its Subsidiaries.

(c)              There is not presently pending, nor has there been in the three-year period prior to the Agreement Date, any existing or, to the knowledge of the Company, threatened, strike, slowdown, picketing, work stoppage or labor disputes. Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining agreement, works council or labor Contract and no such agreement is being negotiated by the Company or any Subsidiary thereof and, to the knowledge of the Company, there are no union organizing activities involving the employees of the Company and its Subsidiaries to authorize representation by any labor union.

(d)              None of the Company, its Subsidiaries, or any of their ERISA Affiliates, nor any predecessor thereof, sponsors, maintains or contributes to, or in the past six years prior to the Agreement Date has sponsored, maintained or contributed to, a multiemployer plan within the meaning of Section 3(37) of ERISA. None of the Company, its Subsidiaries or any of their ERISA Affiliates has incurred any unsatisfied Liability (including withdrawal Liability) under, and, to the knowledge of the Company, no circumstances exist that would result in any Liability to the Company, any of its Subsidiaries or any of their ERISA Affiliates under, Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

(e)              Each Company Benefit Plan is and has been maintained, operated and administered in material compliance with its terms and applicable Law, including ERISA and the Code. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is the subject of a favorable opinion letter from the IRS on the form of such Company Benefit Plan and, to the knowledge of the Company, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such Company Benefit Plan in any material respect. No Company Benefit Plan provides and neither the Company, its Subsidiaries, nor its ERISA Affiliates have any liability in respect of, post-termination medical or life insurance benefits to any Person, other than as required by Section 4980B of the Code. There are no material pending or, to the knowledge of the Company, threatened legal actions by or brought before a Governmental Authority by or on behalf of any Company Benefit Plan or otherwise involving any such Company Benefit Plan (other than routine claims for benefits).

(f)                 Except as described in Section 2.9(f) of the Company Disclosure Letter, the execution and delivery of this Agreement and the consummation of the Transactions will not (i) entitle any employee, director, officer or independent contractor to extra or increased statutory severance pay under any Company Benefit Plan, (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits, or increase the amount of compensation due to any employee, director, officer or independent contractor under any Company Benefit Plan or (iii) result in any forgiveness of Indebtedness, trigger any funding obligation under any Company Benefit Plan that is sponsored or maintained by the Company.

(g)                With respect to any current or former Company Employee, director, officer or independent contractor, none of the Company, its Subsidiaries or any ERISA Affiliate of any of them has any indemnity or gross-up obligation for any excise taxes or penalties or interest imposed or accelerated under Section 409A or Section 4999 of the Code (or any corresponding provisions of foreign, state or local Law relating to Tax).

(h)                No amount or benefit that could reasonably be, or has been, received (whether in cash or property or the vesting of property or the cancellation of Indebtedness) by any current or former Company Employee, contractor or director who is a “disqualified individual” within the meaning of Section 280G of the Code, pursuant to Company Benefit Plans and/or Contracts in existence at the Closing, could reasonably be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the Transactions.

(i)                 Each Company Benefit Plan maintained outside the jurisdiction of the United States, or that covers any employee residing or working outside the United States, which is required to be registered or approved by any Governmental Authority, has been so registered and approved, except where failure to register or gain approval will not result in a material liability, and, to the knowledge of the Company, has been maintained in good standing with applicable requirements of Governmental Authority.

(j)                 There has been no “mass layoff” or “plant closing” (as defined by WARN) or comparable notice-triggering activity with respect to the Company or any of its Subsidiaries within the three year period prior to the Agreement Date, and neither the Company nor any of its Subsidiaries has incurred any Liability under WARN that remains unsatisfied.

(k)                To the knowledge of the Company, (i) no officer, director or employee at the level of Director or above of the Company or any of its Subsidiaries is the subject of a pending allegation of sexual harassment or assault, and (ii) no officer, director or employee at the level of Director or above of the Company or any of its Subsidiaries been accused of sexual harassment or assault within the three year period prior to the Agreement Date. Neither the Company nor any its Subsidiaries has entered into any material settlement agreement related to allegations of sexual harassment or misconduct by any employee.

Section 2.10            Material Contracts.

(a)                Section 2.10(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each of the Contracts (x) to which the Company or its Subsidiaries is a party and are in effect as of the Agreement Date or (y) by which the Company, any of its Subsidiaries or the Company Assets are bound and are in effect as of the Agreement Date, and that, in each case, meets the following criteria (each, a “Company Material Contract”):

(i)                 a Contract granting a “most favored nation” or most favored customer pricing to any Person, or any Contract providing for the grant of exclusive material sales, distribution, marketing or other exclusive rights, rights of first refusal, rights of first negotiation or similar rights and/or terms to any Person, or materially limiting the right of the Company or any of its Subsidiaries to engage in any line of business or in any geographic area, to compete with any Person in any line of business or in any geographic area or to market any product or solicit customers;

(ii)               a Contract pursuant to which the Company or its Subsidiaries is a lessor or lessee of any real property or any personal property involving payments in excess of $100,000 per annum;

(iii)             (A) any Contract (other than sales or purchase orders, under such Contracts entered in the ordinary course of business consistent with past practice) with any of the Top Suppliers, (B) any publishing or development agreement that is material to the Company and its Subsidiaries, taken as a whole and (C) any exclusive content license agreement that is material to the Company and its Subsidiaries, taken as a whole;

(iv)              a Contract with any of the Top Customers, which Contract is not terminable by Company or its applicable Subsidiary on 90 days’ notice or less without premium or penalty;

(v)                a Contract pursuant to which the Company or its Subsidiaries has licensed from, is granted or licenses or grants to a third party any material rights in or to use any (i) Business Information Systems or (ii) Intellectual Property that is incorporated into the Company’s products or services or is otherwise material to the Company and its Subsidiaries, in each case other than (A) non-exclusive licenses granted to third parties in the ordinary course of the business and (B) licenses to generally commercially available software that have an ongoing cost of $100,000 or less in the aggregate per annum; and except for non-disclosure agreements, employee invention assignment agreements, consulting agreements, non-material services agreements, and licenses for Open Source Technology, in each case, entered into in the ordinary course of business consistent with past practice;

(vi)              any Contract relating to the creation, incurrence, assumption or guarantee of any Indebtedness, other than any Contract for intercompany Indebtedness between the Company or any of its wholly owned Subsidiaries, or among any of its wholly owned Subsidiaries;

(vii)            any Contract pursuant to which the Company has acquired or disposed of or agreed to acquire or dispose of, directly or indirectly, by merger or otherwise: (A)  a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock or other Equity Interests or assets, in each case, that contains material continuing rights and obligations of the Company, including any indemnification, guarantee, “earn-out” or other contingent payment obligations, or (B) any material ownership interest in any other Person (other than its Subsidiaries);

(viii)          any Contract that would be required to be filed as an exhibit to an SEC report by Item 601 of Regulation S-K promulgated by the SEC or disclosed by the Company in a Current Report on Form 8-K since January 1, 2020 that has not been filed or incorporated by reference in the Company SEC Documents;

(ix)              any partnership, joint venture, limited liability company or other similar equity investment agreements with any Person (other than any Subsidiary of the Company);

(x)                any Contract requiring any capital commitment or capital expenditures (including any series of related expenditures) in excess of $100,000;

(xi)              any settlement agreement imposing material future limitations on the operation of the Company and its Subsidiaries or their respective rights, assets or properties;

(xii)            any Contract that is a settlement, conciliation or similar Contract with any Governmental Authority (A) with ongoing Liability in excess of $100,000 or (B) that includes any obligation (other than the payment of money) to be performed or the admission of wrongdoing by the Company or any of its Subsidiaries or any of their respective officers or directors;

(xiii)          any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any Subsidiary of the Company or prohibits the issuance of guarantees by the Company or by any Subsidiary of the Company;

(xiv)          any Company Associated Party Contract;

(xv)            any stockholders, investors rights, registration rights or similar Contracts to which the Company is a party;

(xvi)          any material Contract between, on the one hand, the Company or any of the Subsidiaries and, on the other hand (A) any Governmental Authority, (B) any prime contractor to any other Governmental Authority or (C) any subcontractor with respect to any Contract described in clauses (A) or (B), other than sales or purchase orders, under such Contracts entered in the ordinary course of business that do not deviate in any material respect from standard forms made available to Parent;

(xvii)        any Contract relating to any relief or financial assistance provided for under the CARES Act or any similar international, federal, state or local programs instated or reinstated in response to the COVID-19 pandemic that the Company has applied for and/or received;

(xviii)      any commitments to enter into any of the foregoing.

(b)                Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles, (i) each Company Material Contract is valid and binding on the Company or the applicable Subsidiary of the Company, as applicable, and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except to the extent it has previously expired in accordance with its terms, (ii) the Company and each of its Subsidiaries and, to the knowledge of the Company, each other party thereto, have performed all obligations required to be performed by it to date under each such Company Material Contract and (iii)  no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Material Contract or give any other party to any such Company Material Contract the right to terminate or cancel such Company Material Contract. The Company has made available to Parent true and complete copies of all Company Material Contracts, including any amendments thereto.

(c)              As of the Agreement Date, to the knowledge of the Company, there has not been, nor has the Company or any of its Subsidiaries received notice of, any violation of any Company Material Contract by any of the other parties thereto that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)             Section 2.10(d) of the Company Disclosure Letter sets forth a true, correct and complete list of the Top Suppliers and the Top Customers. As of the Agreement Date, none of the Top Suppliers that grants or licenses any material rights in or to use any Intellectual Property that is incorporated into any Company Product has cancelled or otherwise terminated or materially and adversely altered the terms (including with respect to pricing) of or, to the Company’s knowledge, threatened to cancel or otherwise terminate or materially and adversely alter the terms (including with respect to pricing) of, its relationship with the Company or any of its Subsidiaries.

Section 2.11            Litigation. Neither the Company nor any of its Subsidiaries nor any Company Asset is subject to any Order of or agreement with any Governmental Authority that, individually or in the aggregate, would reasonably be expected to prevent or materially interfere with or delay the consummation of any of the Transactions or would reasonably be expected to have a Company Material Adverse Effect. No Proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that seeks to prevent or materially interfere with or delay the consummation of the Transactions or that, individually or in the aggregate, would reasonably be expected to prevent or materially interfere with or delay the consummation of the Transactions or would reasonably be expected to have a Company Material Adverse Effect. There are no SEC inquiries or other inquiries by any Governmental Authority or, to the knowledge of the Company, any SEC investigations or reviews or other investigations or reviews by any Governmental Authority or internal investigations or reviews conducted at the request of the Company Board (or a duly authorized committee thereof) pending or, to the knowledge of the Company, threatened, with respect to the Company or any of its Subsidiaries or any of their respective Company Assets, except for those that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the Agreement Date, there are no settlements of any Proceedings to which the Company or any of its Subsidiaries is a party or by which any Company Asset is bound that are material to the Company and its Subsidiaries, taken as a whole, and under which the Company or any of its Subsidiaries have material continuing obligations.

Section 2.12             Intellectual Property.

(a)             (i) The Company and its Subsidiaries, as applicable, exclusively own all material Company IP free and clear of all Liens, except for Permitted Liens and (ii) none of the material Company IP is subject to any Proceeding or outstanding Order materially restricting the use, distribution, transfer, or licensing thereof by the Company or any of its Subsidiaries.

(b)             (i) The conduct of the business of the Company and its Subsidiaries as currently conducted (and the making, offering for sale and sale of Company Products) does not (and has not done so for the three years immediately preceding the Agreement Date) infringe, misappropriate or violate any Intellectual Property other than patents (and, to the knowledge of the Company, patents) of any third Person in any material respect, and (ii) to the knowledge of the Company, no third Person (A) in the three years immediately preceding the Agreement Date, has infringed, misappropriated or violated or (B) is currently infringing, misappropriating or violating any material Company IP.

(c)             Section 2.12(c) of the Company Disclosure Letter contains a list as of the Agreement Date of all material Company Registered IP, the jurisdiction in which such item of Company Registered IP has been registered or filed and the applicable registration or serial number. (i) All necessary registration, maintenance and renewal fees currently due in connection with material Company Registered IP have been made, (ii) all necessary documents, recordations and certificates in connection with material Company Registered IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting or maintaining such material Company Registered IP and (iii) no interference, opposition, reissue, reexamination or other similar proceeding is pending in which any material Company Registered IP is being contested or challenged, except, in each case, where the Company, in the exercise of its reasonable business judgment or in the ordinary course of business consistent with past practice, has abandoned, cancelled or permitted to lapse any such Company Registered IP. The scheduled items are subsisting and unexpired, and to the knowledge of the Company, valid and enforceable.

(d)             As of the Agreement Date, there are no Proceedings pending or, to the knowledge of the Company, threatened in writing that assert infringement, misappropriation, or violation in any material respect by the Company or any of its Subsidiaries of any Intellectual Property of a third Person.

(e)             The Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of and otherwise protect and preserve, including through the use of customary non-disclosure agreements, the confidentiality of all material confidential information and trade secrets that are owned or held by the Company and its Subsidiaries and used in the conduct of the business.

(f)              The Company and its Subsidiaries have implemented and enforced a policy requiring each employee, consultant, and contractor who has contributed to the creation or development of material Intellectual Property for or on behalf of the Company or any of the Subsidiaries to execute a written assignment of such rights to the Company or one of the Subsidiaries and all of such Persons have executed such written assignments.

(g)             The Company and its Subsidiaries have not used, distributed, conveyed, released or made available any material proprietary software that incorporates, is derived from or links to any software that is available under the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Apache License, BSD licenses, or any other license, including those that are approved by the Open Source Initiative (www.opensource.org/licenses) (“Open Source Technology”) in a manner that would (a) require disclosure, conveyance, release, distribution or otherwise making available of such proprietary software in source code form, (b) require the licensing of any patents or such proprietary software for the purpose of making derivative works thereof or (c) impose any material restriction or obligation on the consideration to be charged for the distribution, conveyance or release of, or otherwise making available, such proprietary software. The Company and each of its Subsidiaries are in compliance in all material respects with the applicable licenses for any such Open Source Technology.

(h)             Neither the Company nor any of its Subsidiaries, nor any other Person acting on its or their behalf, has disclosed, delivered or licensed to any third Person, or permitted the disclosure or delivery to any escrow agent of, any material source code for the top 10 Company Products as determined by revenue recognized for the fiscal year ended December 31, 2020 of the Company or any of its Subsidiaries (or any source code that is otherwise material to the Company and its Subsidiaries, taken as a whole), except for disclosures to Company Employees, contractors or consultants under binding written agreements that prohibit use or disclosure except in the performances of services for the Company or any of its Subsidiaries.

(i)              Except as has not had or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and for the three years immediately preceding the Agreement Date, has been in compliance with Privacy and Security Laws and each of its Privacy Policies. Neither the Company nor any Subsidiary (i) has, during the three years immediately preceding the Agreement Date, received any written notice from any Governmental Authority alleging a violation of any Privacy and Security Laws or Privacy Policies, or (ii) to the knowledge of the Company, is under investigation by any Governmental Authority for a violation of any Privacy and Security Laws or Privacy Policies.

(j)              To the knowledge of the Company, since December 31, 2018, there have been no material failures, breakdowns, breaches, violations, interruptions, outages or unavailability of or unauthorized access to or use of the material hardware, software, firmware, networks, platforms, servers, interfaces, applications, web sites, databases and related systems (“Information Systems”) used in the business of the Company and its Subsidiaries (collectively, the “Business Information Systems”) or any material amount of data stored (or any Personal Information) therein or processed thereby, except for any of the foregoing that were resolved without material cost or liability or the duty to notify any Person as required under Privacy and Security Laws. The Company and each of its Subsidiaries have taken commercially reasonable steps to (A) protect the integrity, operation and security of the Business Information Systems and (B) ensure that, except as may have been created, stored, or used in connection with the development, testing or validation of the products and services of the business of the Company and its Subsidiaries and are no longer incorporated in same, the Business Information Systems are free from any material malware, defect, deficiency, vulnerability, error, “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry) or other software routines or hardware components intentionally designed to permit unauthorized access, to disable or erase software, hardware, or data, or to perform any other similar type of unauthorized activities, including by the use of antivirus software with the intention of protecting the Business Information Systems from becoming infected by viruses and other harmful code.

Section 2.13             Tax Matters.

(a)              Except as would not reasonably be expected to be material to the Company and the Subsidiaries, taken as a whole: (i) the Company and its Subsidiaries have timely filed, taking into account any valid extensions, all material Tax Returns required to be filed by them, all such Tax Returns are true, correct and complete in all material respects, and the Company and its Subsidiaries have timely paid all material Taxes required to be paid by them other than Taxes that are not yet due or that are being contested in good faith in appropriate Proceedings and for which the Company or its applicable Subsidiary has set aside adequate reserves in accordance with GAAP, (ii) there are no Liens for material Taxes on any assets of the Company or its Subsidiaries, other than Permitted Liens, (iii) no deficiency for any material Tax has been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries which deficiency has not been paid in full or which is not being contested in good faith in appropriate Proceedings and for which the Company or its applicable Subsidiary has set aside adequate reserves in accordance with GAAP, (iv) the Company and its Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, (v) neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or any customary commercial agreement entered into in the ordinary course of business not primarily related to Taxes) and (vi) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, or otherwise by operation of Law.

(b)             Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than the group the common parent of which is the Company).

(c)             There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending.

(d)             No material audits, claims, proceedings, investigations or other examinations with regard to Taxes or Tax Returns of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing. Since January 1, 2016, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be required to file Tax Returns in, or subject to any material Taxes in, that jurisdiction, which claim has not been fully resolved.

(e)             Within the past three years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(f)              Neither the Company nor any of its Subsidiaries has been a party to a transaction that constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable U.S. Treasury Regulations thereunder (or a similar provision of state Law).

(g)             The Company and its Subsidiaries are not subject to any private letter ruling of the IRS or comparable ruling of any Governmental Authority, and, as of the date hereof, no closing agreement pursuant to Section 7121 of the Code (or any similar provision of any state, local or foreign Law) has been entered into by or with respect to the Company or any of its Subsidiaries in respect of any taxable year for which the statute of limitations has not yet expired.

(h)             Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(i)              Each of the Company and its Subsidiaries has documented its transfer pricing methodology in substantial compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder.

(j)              Each of the Company and its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment, collection and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and any similar provisions under any state, local or foreign Tax Laws).

(k)             Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting under Section 481 of the Code (or any similar provision of state, local or non-U.S. law) at or prior to the Closing, (ii) installment sale or open transaction entered into at or prior to the Closing, (iii) prepaid amount received or paid, or deferred revenue accrued, in each case outside the ordinary course of business, on or prior to the Closing Date, or (iv) deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state or local income Tax Law) arising from a transaction that occurred at or prior to the Closing.

(l)              Neither the Company nor any of its Subsidiaries has made an election pursuant to Section 965(h) of the Code.

(m)            Neither the Company nor any of its Subsidiaries made any election to defer any payroll Taxes under the CARES Act which Taxes have not yet been paid to Governmental Authority.

(n)             Notwithstanding anything to the contrary herein, the representations in Section 2.8, Section 2.9 (to the extent a representation relates to Taxes) and this Section 2.13 are the sole representations of the Company and its Subsidiaries with respect to Tax matters. For clarity, nothing in this Section 2.13 or otherwise in this Agreement shall be construed to provide any representation or warranty as to the amount, condition or availability for use, in each case in any taxable period after the Closing Date, of any net operating loss, capital loss, Tax credit carryforward or other similar Tax attribute of the Company or any of its Subsidiaries.

Section 2.14            Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect: (a) the Company and each of its Subsidiaries are and have been in compliance with all Environmental Laws, including the possession of, and the compliance with, all Governmental Authorizations required under Environmental Laws, (b) there has not been any Hazardous Materials Activity in violation of Environmental Laws or in a manner that would reasonably be expected to give rise to a material Liability under any Environmental Laws and (c) neither the Company nor any of its Subsidiaries has received any Environmental Claim, and to the knowledge of the Company, there are no Environmental Claims threatened in writing against the Company.

Section 2.15             Real Property; Personal Property.

(a)             Neither the Company nor any of its Subsidiaries owns any real property.

(b)             Section 2.15(b) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the Agreement Date, of all existing material leases, subleases, licenses and other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to occupy, now or in the future, any real property (such property, the “Leased Real Property” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications, amendments, guaranties and supplements thereto). Each Lease is in full force and effect and is binding upon the Company or its Subsidiary, as applicable. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or a Subsidiary has a valid leasehold interest in the Leased Real Property, free and clear of all Liens, other than Permitted Liens. Neither the Company nor any Subsidiary has leased or granted to any Person the right to use or occupy any portion of the Leased Real Property. The Leased Real Property constitutes all real property used in the conduct of the business of the Company.

(c)             To the knowledge of the Company, no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Lease or give any other party to any such Lease the right to terminate or cancel such Lease. Neither the Company nor its Subsidiaries have received written notice within the 12 months preceding the Agreement Date of any material default under any Lease. Neither the Company nor any Subsidiary has received any written notice of any proposed or pending condemnation or eminent domain proceedings with respect to any material part of the Leased Real Property.

(d)             Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company owns, and has good and valid title to, all material personal property purported to be owned by it (free and clear of all Liens, except for Permitted Liens), including all material personal property reflected on the Company Financial Statements (except for personal property sold or otherwise disposed of in the ordinary course since the date of the Company Financial Statements and any fixtures). This Section 2.15(d) does not address and will not be construed as a representation or warranty regarding Intellectual Property (which are solely addressed in Section 2.12).

Section 2.16            Company Information. The information relating to the Company and its Subsidiaries that is provided by the Company or any of its Subsidiaries for inclusion in the Proxy Statement or any Other Required Company Filing, will not, at the time such documents are filed with the SEC, or at any time it is amended or supplemented, or at the time it is first published, sent or provided to the Company Stockholders, or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to the information supplied by Parent or Merger Sub for inclusion by reference in the Proxy Statement or any Other Required Company Filing.

Section 2.17            Finders; Brokers. Other than Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC (each, a “Financial Advisor”), no finder, investment banker, broker or similar Person is entitled to any fee or commission in connection with the negotiation, execution or delivery of this Agreement or the consummation of any of the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, and Section 2.17 of the Company Disclosure Letter sets forth all fees, commissions or expenses to which such Financial Advisors are entitled in connection with the Transaction.

Section 2.18            Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business or as otherwise disclosed in the Company SEC Documents prior to the Agreement Date, there are no Contracts or transactions between the Company or any of its Subsidiaries, on the one hand, and any Associated Party thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K (each, a “Company Associated Party Contract”). Section 2.18 of the Company Disclosure Letter sets forth each indemnification agreement between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees, on the other hand, and each such indemnification agreement is substantially consistent in all material respects with the form of indemnification agreement made available to Parent prior to the Agreement Date.

Section 2.19            Opinion of Financial Advisor. Goldman Sachs & Co. LLC has rendered to the Company Board its oral opinion, to be confirmed by delivery of its written opinion, to the effect that, as of February 8, 2021, and subject to the various assumptions made, procedures followed, matters considered, and limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Per Share Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. Morgan Stanley & Co. LLC has rendered to the Company Board its oral opinion, to be confirmed by delivery of its written opinion, to the effect that, as of February 8, 2021, and subject to the various assumptions made, procedures followed, matters considered, and limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Per Share Merger Consideration to be to be received by Company Stockholders (other than the holders of the Cancelled Shares and Dissenting Shares) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders of Company Common Stock. Copies of the written opinions of each of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC will be made available to Parent for informational purposes only on a non-reliance basis by Parent or Merger Sub, promptly following receipt by the Company Board (it being understood and agreed that such opinions are for the benefit of the Company Board only).

Section 2.20            Insurance Policies. Section 2.20 of the Company Disclosure Letter sets forth a true, correct and complete list of, and the Company has made available to Parent, all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations and employees of the Company and its Subsidiaries (collectively, the “Insurance Policies”). Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Insurance Policies or renewals thereof are in full force and effect, the Company and its Subsidiaries maintain insurance coverage in such amounts and against such risks as are adequate and customary in the industry for the operation of their respective businesses, and the Company and/or its Subsidiaries are in material compliance with the terms of such Insurance Policies. As of the Agreement Date, there is no claim by the Company or any Subsidiary of the Company pending under any Insurance Policies that has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.21            Financial Assistance. None of the Company and its Subsidiaries has applied for a loan, loan guarantee, direct loan (as that term is defined in the CARES Act) or other investment, or to receive any financial assistance or relief (howsoever defined) under any program or facility (collectively “Financial Assistance”) (a) that is established under applicable Law, including, without limitation, the CARES Act or section 13(3) of the Federal Reserve Act; and (b) (i) that requires under applicable Law (or any regulation, guidance, interpretation or other pronouncement of a Governmental Authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Company or any of its Subsidiaries agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase during a specified period, any Equity Interest of the Company or any of its Subsidiaries, and/or that it has not, as of the date specified in such condition, made a dividend or other capital distribution or will not make a dividend or other capital distribution during a specified period, or (ii) where the terms of this Agreement would cause the Company or any of its Subsidiaries under any circumstances to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance.

Article III.

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

Section 3.1               Corporate Existence.

(a)             Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Parent and Merger Sub is duly qualified to do business and is in good standing (to the extent a concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b)             The certificate of incorporation and the bylaws of Parent and Merger Sub, respectively, are in full force and effect. Neither Parent nor Merger Sub is in violation of its certificate of incorporation or bylaws, except where such violation would not reasonably be expected to have a Parent Material Adverse Effect.

Section 3.2              Corporate Authority. Each of Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions, including the Merger. The board of directors of Parent has adopted resolutions approving this Agreement and the Transactions. The board of directors of Merger Sub has unanimously adopted resolutions that: (a) approved this Agreement and the Transactions and declared it advisable to enter into this Agreement and consummate the Transactions in accordance with the DGCL and (b) recommended that Merger Sub’s sole stockholder adopt this Agreement. Parent, as the sole stockholder of Merger Sub, has executed a written consent, effective immediately following the execution of this Agreement, adopting this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the other Transaction Documents to which either is a party, the performance of Parent and Merger Sub of their obligations hereunder and thereunder, and the consummation by Parent and Merger Sub of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to adopt or authorize this Agreement or to consummate the Transactions (other than the adoption of this Agreement by Parent, as Merger Sub’s sole stockholder, and the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been validly executed and delivered by Parent and Merger Sub, as the case may be, and, assuming the due authorization, execution and delivery by the Company constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles.

Section 3.3               Governmental Approvals and Consents; Non-Contravention.

(a)             No Governmental Authorization is or will be required on the part of Parent or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions, except (i) any filings required under the rules, regulations and policies of Nasdaq, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) for required Consents under any applicable Antitrust Laws, and (iv) such other Governmental Authorizations, the failure of which to obtain would not reasonably be expected to have a Parent Material Adverse Effect.

(b)             The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of its respective obligations hereunder and the consummation by Parent and Merger Sub of the Transactions do not and will not (i) violate, contravene or conflict with any provision of the respective certificate of incorporation or bylaws or similar organizational documents of Parent or Merger Sub, (ii) result in any violation or breach of or constitute any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or a loss of a benefit under, or result in the creation of any Lien under any Contract to which Parent and/or Merger Sub is subject or is a party, or (iii) assuming that all Governmental Authorizations described in Section 3.3(a) have been obtained and all filings described in such Section have been made, violate, conflict with or result in any breach under any provision of any Law applicable to Parent or any of its properties or assets, except, in the cases of subclauses (ii) and (iii), where such violation, breach, conflict, default, right of termination or cancellation, acceleration, loss of benefit, failure to obtain Consent would not reasonably be expected to have a Parent Material Adverse Effect.

Section 3.4              Litigation. Neither Parent nor any of its Affiliates is subject to any Order of or agreement with any Governmental Authority that would reasonably be expected to prevent or materially interfere with or delay the consummation of any of the Transactions or would reasonably be expected to have a Parent Material Adverse Effect. No Proceeding is pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Affiliates which would reasonably be expected to have a Parent Material Adverse Effect.

Section 3.5              Sufficient Funds. Parent and Merger Sub currently have all of the funds available as and when needed that are necessary for Parent to pay the consideration payable hereunder, any other amounts required to be paid in connection with the consummation of the Transactions (including any amounts payable in respect of Company Options, Company PSOs, Company RSUs, Company PSUs and Company Warrants under this Agreement) and all associated fees, costs and expenses in connection with the Merger. Any failure to have all such funds available shall constitute an Intentional Breach of this Agreement. Parent and Merger Sub acknowledge that their obligations hereunder are not subject to any conditions regarding the ability of Parent, Merger Sub or any other Person to obtain financing.

Section 3.6              Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, 100 shares of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

Section 3.7              Parent Information. The information relating to Parent and its Subsidiaries that is provided by Parent or any of its Subsidiaries for inclusion in the Proxy Statement or any other Required Company Filing, will not, at the time such documents are filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or provided to the Company Stockholders, or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. No representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing.

Section 3.8              Stockholder and Management Arrangements. As of the Agreement Date, other than the Transaction Documents (including the Voting Agreement), neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time or (b) pursuant to which any (i) such holder of Shares would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration in respect of such holder’s Shares, (ii) such holder of Shares has agreed to approve this Agreement or vote against any Superior Proposal or (iii) such stockholder, director, officer, employee or other Affiliate of the Company has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

Section 3.9              Ownership of Shares. None of Parent, Merger Sub or any of their directors, officers, general partners or Affiliates (a) owns any Shares as of the Agreement Date or (b) is, nor at any time during the last three years has it been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

Section 3.10            Operations of Merger Sub. Merger Sub is wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement or in connection with the Transactions.

Section 3.11            Finders; Brokers. No finder, investment banker, broker or other Person is entitled to any fee or commission for which the Company will be liable in connection with the negotiation, execution or delivery of this Agreement or the consummation of the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 3.12           Independent Investigation. Parent has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company, which investigation, review and analysis was done by Parent and its Affiliates and the Parent Representatives. In entering into this Agreement, Parent acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Company or its representatives (except the representations and warranties contained in Article II or in any certificate or other agreement provided pursuant to this Agreement or in any other Transaction Document). Except for the representations and warranties contained in Article II or in any certificate or other agreement provided pursuant to this Agreement or in any other Transaction Document and except in the case of fraud, Parent acknowledges and agrees that none of the Company, any of its Subsidiaries and Affiliates and no other Person makes, nor is Parent or Merger Sub relying on, any other express, implied or statutory representation or warranty with respect to or on behalf of, the Company, its Subsidiaries or Affiliates or their respective businesses or with respect to any other information provided or made available to Parent, Merger Sub or Parent Representatives in connection with the Merger or the other Transactions, including the accuracy or completeness thereof. Parent acknowledges that there are assumptions inherent in making any projections, estimates and budgets, Parent is familiar with such uncertainties and that Parent is responsible for making its own evaluation of the Company and shall have no claim against the Company with respect thereto (except in the case of fraud).

Article IV.

Certain Covenants

Section 4.1              Covenants of the Company. Except as expressly provided or permitted herein, set forth in Section 4.1 of the Company Disclosure Letter or consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the Agreement Date and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to (1) act and carry on its business in the ordinary course of business consistent with past practice, except with respect to actions or omissions that constitute COVID-19 Responses, (2) use commercially reasonable efforts to comply with applicable Law and Privacy Policies in all material respects and (3) use commercially reasonable efforts to preserve intact its material Company Assets, properties, rights, assets, Contracts, business organizations and to preserve its relationships with significant customers, significant suppliers, Governmental Authorities and other Persons with which it has material business relations or regulator relations, except with respect to actions or omissions that constitute COVID-19 Responses, provided that in each case during the Pre-Closing Period, the Company shall consult with Parent in good faith prior to the implementation of any COVID-19 Responses that are materially adverse to the Company and its Subsidiaries relative to the COVID-19 Responses taken by the Company and its Subsidiaries prior to the Agreement Date. Without limiting the generality of the foregoing, except as expressly provided or permitted herein, as set forth in Section 4.1 of the Company Disclosure Letter or as required by applicable Law, during the Pre-Closing Period the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a)             (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent) or set a record date therefor, (ii) split, combine or reclassify, any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire, or any other securities convertible into or exchangeable or exercisable for, any such shares or other securities, except, in the case of this clause (iii), for the acquisition of Shares (A) from holders of Company Options, Company PSOs or Company Warrants in full or partial payment of the exercise price payable by such holder upon exercise of such Company Options, Company PSOs or Company Warrants, in each case to the extent required or permitted under the terms of such Company Options, Company PSOs or Company Warrants or (B) from holders of Company RSUs or Company PSUs in full or partial payment of any Taxes payable by such holder upon the settlement of Company RSUs or Company PSUs to the extent required or permitted under the terms of such Company RSUs or Company PSUs;

(b)             issue, deliver, sell, pledge, dispose of, grant, transfer or authorize the issuance, delivery, sale, pledge, disposition or grant of any capital stock in the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock, or any options, warrants or other rights of any kind (including, but not limited to, stock appreciation rights, phantom stock or similar interests) to acquire any shares of such capital stock or such convertible or exchangeable securities or any other ownership interest (including any such interest represented by Contract rights) or any Voting Company Debt, of the Company or any of its Subsidiaries, or take any action to cause to be exercisable any otherwise unexercisable Company Option, other than (i) Shares issuable upon the exercise or settlement of Company Options, Company PSOs, Company RSUs, Company PSUs and/or Company Warrants that are outstanding on the Agreement Date, or issuances under the Company ESPP, solely in accordance with their terms as of the Agreement Date, (ii) by a wholly-owned Subsidiary of such Subsidiary’s capital stock to the Company or another wholly-owned Subsidiary of the Company, (iii) grants to newly hired employees of the Company (to the extent such hires are permitted under Section 4.1(k)) in the ordinary course of business consistent with past practice in the form of time-based Company RSUs and not to exceed the amounts set forth on Section 4.1(b)(iii) of the Company Disclosure Letter, which Company RSUs shall be treated in accordance with Section 1.5(a)(v)(B) and (iv) grants to Company Employees having a title or level junior to Senior Director in connection with retention or any promotion in the ordinary course of business consistent with past practice and not to exceed the amounts set forth on Section 4.1(b)(iv) of the Company Disclosure Letter;

(c)             amend or otherwise modify (whether by merger, consolidation or otherwise) the Company Certificate or Company Bylaws, or the certificate of incorporation, bylaws or other comparable charter, formation or organizational documents of any Subsidiary of the Company or any other Company Organizational Document;

(d)             enter (or agree to enter) into any merger or consolidation with any Person (other than a wholly-owned Subsidiary of the Company) or otherwise acquire (or agree to acquire) by any other manner, all or a substantial portion of the assets or any stock of, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof;

(e)             sell, lease, license, transfer, abandon, pledge, or otherwise dispose of or encumber or subject to any Lien, any material Company Assets or rights, including the capital stock of Subsidiaries of the Company and including material Intellectual Property rights, other than (i) sales of Company Products or non-exclusive licenses of Intellectual Property, in each case in the ordinary course of business consistent with past practice, (ii) the disposition of obsolete or worthless assets in the ordinary course of business consistent with past practice or (iii) transfers between the Company and its wholly-owned Subsidiaries or between the Company’s wholly-owned Subsidiaries;

(f)              incur, create, issue, assume or otherwise become liable for Indebtedness, or issue any debt securities, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person (other than any wholly-owned Subsidiary of the Company in the ordinary course of business consistent with past practice) for Indebtedness, or issue or sell options, warrants, calls or other rights to acquire any Indebtedness of the Company or any of its Subsidiaries, or grant any Liens on the Company Assets to secure Indebtedness, or take any action that would result in any amendment, modification or change of any term of any Indebtedness of the Company or any of its Subsidiaries, except (i) cash management and treasury activities entered into in the ordinary course of business, including letters of credit, (ii) loans between the Company and its wholly-owned Subsidiaries or between the Company’s wholly-owned Subsidiaries in the ordinary course of business or (iii) Contracts entered into in the ordinary course of business consistent with past practice for purposes of hedging against changes in commodities prices or Contracts entered into in the ordinary course of business consistent with past practice for purposes of hedging against changes in foreign currency exchange rates;

(g)             make any capital expenditures or other expenditures with respect to property, plant or equipment that are in excess of the amounts set forth in the Company’s plan for capital expenditures for the applicable fiscal quarter previously made available to Parent by more than 10% in the aggregate;

(h)             increase the compensation or benefits payable or to become payable to its directors, officers, employees or independent contractors, except for (i) increases in base salary, wages and target cash bonus percentages (not to exceed 45% of base salary) for employees with a title or level at or below Senior Director, including in connection with any promotion, in the ordinary course of business consistent with past practice, (ii) payments of bonuses pursuant to the terms of the Company bonus plans set forth on Section 4.1(h)(ii) of the Company Disclosure Letter, (iii) in the case of independent contractors set forth on Section 4.1(h)(iii) of the Company Disclosure Letter, increases to compensation in the ordinary course of business consistent with past practice and the criteria set forth on Section 4.1(h)(iii) of the Company Disclosure Letter or (iv) as required by the terms of any Company Benefit Plan as in effect as of the Agreement Date;

(i)              (i) grant any rights to severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or employee of the Company or any of its Subsidiaries (or any of their respective dependents or beneficiaries), other than offer letters that do not provide any severance, retention, change in control or equity award commitments with non-executive new hires except as permitted under Section 4.1(b) and Section 4.1(k) or arrangements that provide termination benefits only to the extent mandated by applicable Law outside of the United States, (ii) establish, adopt, enter into or amend any bonus, profit sharing, compensation, stock option, restricted stock, restricted stock unit, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, employee or independent contractor or any of their respective dependents or beneficiaries except as permitted under Section 4.1(b), or (iii) establish, adopt, enter into or amend any plan, program or arrangement that would be a Company Benefit Plan or Company Equity Plan if in existence on the Agreement Date, in each case except (A) as required pursuant to Company Benefit Plans with respect to severance or termination pay in existence on the Agreement Date, (B) in connection with compensation increases that are permitted by Section 4.1(h) above or (C) as otherwise adopted as required to comply with applicable Law;

(j)               take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan or Company Equity Plan (including all awards granted thereunder), except as required by Section 1.5(a)(iv)(C) or Section 1.5(a)(v)(C) or required by the terms of any Company Benefit Plan in effect on the Agreement Date;

(k)             (i) terminate the employment of any employee with a title or level at or above the level of Senior Director other than for “cause” or permanent disability or (ii) hire any new employees, other than to fill vacancies for employees with a title or level junior to Director occurring after the Agreement Date;

(l)               adopt or enter into any collective bargaining agreement or other similar arrangement relating to unions, works councils, similar entities or other organized employees;

(m)             implement or adopt any material change in financial accounting policies, practices or methods, other than as may be required by GAAP or regulatory guidelines;

(n)             (i) commence any Proceedings other than in the ordinary course of business consistent with past practice (other than to enforce its rights hereunder in connection with this Agreement and the Transaction), (ii) subject to Section 4.13, pay, discharge, settle or satisfy (or offer to pay, discharge, settle or satisfy) any Proceedings other than the settlement of Proceedings in the ordinary course that solely require a payment by the Company (net of insurance proceeds) not exceeding $100,000 in any individual case or series of related cases or $250,000 in the aggregate, other than (i) as required by their terms as in effect on the Agreement Date or (ii) claims reserved against in the Company Financial Statements (for amounts not in excess of such reserves); provided that, in the case of each of (i) and (ii), the payment, discharge, settlement or satisfaction of such Proceeding does not include any material obligation (other than the payment of money) to be performed or admission of wrongdoing by the Company or any of its Subsidiaries or any of their respective officers or directors;

(o)             (i) make, change or rescind any entity classification election or other material Tax election, (ii) change any annual Tax accounting period or any material method of Tax accounting, (iii) file any income or other material Tax Return relating to the Company or any of its Subsidiaries that has been prepared in a manner that is materially inconsistent with the past practices of the Company or such Subsidiary, as applicable, (iv) file any amended income or other material Tax Return, (v) settle, compromise, or abandon any claim, investigation, audit or controversy relating to material Taxes, (vi) enter into any closing agreement with respect to any material amount of Tax, (vii) surrender any right to claim a material refund of Taxes, (viii) initiate any voluntary disclosure with or request any ruling from a Governmental Authority with respect to Taxes or (ix) fail to timely file any material Tax Return or pay any material Taxes when due;

(p)             adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiary (in each case, other than the Merger);

(q)             (i) enter into, voluntarily terminate or materially amend or modify any Company Material Contract or Contract that, if in effect on the Agreement Date, would have been a Company Material Contract (other than entry in the ordinary course of business into any Contract that constitutes a Company Material Contract solely pursuant to clause (iii)(A), (iii)(B) or (iv) of Section 2.10(a)), (ii) waive in any material respect any term of, or waive any material default under, or release, settle or compromise any material claim against the Company or any of its Subsidiaries or material liability or obligation owing to the Company or any of its Subsidiaries under, any Company Material Contract or any Contract that, if in effect on the Agreement Date, would have been a Company Material Contract, (iii) enter into any Contract which contains a change of control or similar provision that would require a payment to or grant any material rights to the other party or parties thereto, or result in a loss of material rights by the Company or any of its Subsidiaries, in connection with the Merger or the Transactions (including in combination with any other event or circumstance);

(r)              engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Associated Party of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(s)             adopt or implement any stockholder rights plan, “poison pill” or similar arrangement or plan, in each case, applicable to the Merger (including such Merger as the terms of which may be revised pursuant to Parent’s rights under Section 4.4(f)(iii) or Section 4.4(g)(ii));

(t)              (i) enter into any new line of business or (ii) discontinue (or announce the discontinuation of) any Company Products, other than in accordance with the Company’s budget and development plans prior to the Agreement Date;

(u)             acquire any interest in real property;

(v)             modify its Privacy Policies in any materially adverse manner (except as required (as determined by the Company in good faith) by applicable Privacy and Security Laws); or

(w)             authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

If the Company or any of its Subsidiaries desires to take an action that would be prohibited pursuant to the foregoing clauses (a)-(w) without the written consent of Parent, prior to taking such action, the Company may request such written consent (which consent shall not be unreasonably withheld, conditioned or delayed) by sending an e-mail or facsimile to the representative of Parent listed on Section 4.1 of the Company Disclosure Letter. Parent will deliver to the Company either a written consent or a denial notification via e-mail or facsimile as soon as practicable and in any event within three Business Days after Parent receives (x) a written request by the Company pursuant to this Section 4.1 and (y) such material facts that relate to such written request as may be reasonably requested by Parent.

Notwithstanding anything to the contrary in this Section 4.1, the Parties acknowledge and agree that (i) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations (including for purposes of the HSR Act) prior to the Effective Time and (ii) no consent of Parent shall be required with respect to any matter set forth in this Agreement to the extent the requirement of such consent would violate any Antitrust Laws. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision over its operations.

Section 4.2               Access to Information; Confidentiality.

(a)               During the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to and shall cause its directors, officers, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, the “Company Representatives”) to, at Parent’s sole expense, (i) provide to Parent, Merger Sub and their respective officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, the “Parent Representatives”) reasonable access, at reasonable times during normal business hours (under the supervision of appropriate personnel and in a manner that does not unreasonably interfere with the normal operation of the business of the Company), upon reasonable prior notice to the Company, to the officers, advisors, agents, Contracts, properties, offices and other facilities of the Company and its Subsidiaries, and to the books and records thereof (including Tax Returns, but excluding any confidential information contained in personnel files to the extent the disclosure of such information is prohibited by Privacy and Security Laws and anything that relates to the negotiation and execution of this Agreement, the process that led to the negotiation and execution of this Agreement or, subject to the disclosure requirements set forth in Section 4.4, to any Acquisition Proposal), and, with the Company’s consent (such consent not to be unreasonably withheld, delayed or conditioned), to the employees of the Company and its Subsidiaries and (ii) furnish as promptly as reasonably practicable such information concerning the business, properties, Contracts, assets, Liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent or the Parent Representatives may reasonably request; provided that (A) none of the Company, any of its Subsidiaries or any Company Representative shall be required to provide access to or to disclose information where such access or disclosure would (x) contravene any applicable Law, Order or the confidentiality obligations as in effect on the Agreement Date under any Contract of the Company or any of its Subsidiaries, (y) reasonably be expected to violate or result in a loss or waiver of any attorney client, legal or work product privilege of the Company or any of its Subsidiaries; provided that in each case in the foregoing clauses (x) and (y), the Company shall use its commercially reasonable efforts to obtain any required consents to provide such access and take such other action (such as the redaction of identifying or confidential information, entry into a joint defense agreement or other agreement or by providing such access, inspections, data or other information solely to outside counsel to avoid the loss of attorney client privilege) as is necessary to provide such access to Parent and Merger Sub in compliance with applicable Law, and otherwise the Company shall use its reasonable best efforts to institute appropriate substitute disclosure arrangements, to the extent practicable in the circumstances, (B) the Company shall not be required to afford access or furnish information to the extent such information relates to the applicable portions of the minutes of the meetings of the Company Board (including any presentations or other materials prepared by or for the Company Board) where the Company Board discussed (x) the Transactions or any similar transaction involving the sale of the Company, or a material portion of its assets, to, or combination of the Company with, any other Person, including the related sale process and deliberations of strategic alternatives, (y) any Acquisition Proposal or (z) any Intervening Event and (C) none of the Company, any of its Subsidiaries or any Company Representative shall be required to provide such access to the extent that the Company in good faith determines, in light of any COVID-19 Responses, that such access would reasonably be expected to jeopardize the health and safety of any employee of the Company or its Subsidiaries or any other Company Representative.

(b)               Parent, Merger Sub and the Company, and each of their respective Subsidiaries and Affiliates shall, and shall cause the Parent Representatives or Company Representatives, as applicable, to keep all information received pursuant to this Section 4.2 or otherwise in connection with the Transactions (including information received prior to the Agreement Date) confidential to the extent such information would constitute Confidential Information as defined in the Confidentiality Agreement, and use such information solely in connection with the implementation of the Transactions or as otherwise permitted by the Confidentiality Agreement. Notwithstanding the foregoing, Parent, Merger Sub and the Company, and each of their respective Subsidiaries and Affiliates, and the Parent Representatives or Company Representatives, as applicable, shall be permitted to disclose all or any part of such information as may be required by applicable Law, by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Authority, as determined in good faith by the Party making such disclosure; provided that except to the extent prohibited by applicable Law, each Party shall promptly notify the other Party of the existence, terms and circumstances surrounding such a requirement or obligation reasonably in advance of such disclosure.

Section 4.3               Company Stockholder Approval.

(a)               Proxy Statement and Other SEC Filings.

(i)                 Promptly (and in no event not more than 30 days) following the Agreement Date, (A) the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting and (B) Parent and Merger Sub shall provide to the Company all information concerning themselves and their Affiliates that is reasonably required to be included in the Proxy Statement and shall provide such other assistance in the preparation of the Proxy Statement as may be reasonably requested by the Company from time to time. Subject to Section 4.4, the Company shall include the Company Board Recommendation in the Proxy Statement. The Company shall provide Parent and its counsel reasonable opportunity to review and comment on the Proxy Statement (or any amendment or supplement thereto) prior to the filing thereof with the SEC and shall consider in good faith any reasonable comments or revisions made by Parent and its counsel thereon.

(ii)               If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. The Company shall provide Parent and its counsel reasonable opportunity to review and comment on any Other Required Company Filing (or any amendment or supplement thereto) prior to the filing thereof with the SEC and shall consider in good faith any reasonable comments or revisions made by Parent and its counsel thereon.

(iii)             Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and their Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, any Other Required Company Filing or any document required to be filed by Parent, Merger Sub or any of their respective Affiliates with the SEC in connection with the Merger or the Company Stockholder Meeting (a “Required Parent Filing”). If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should (in the good faith judgment of the Company, on the one hand, or Parent or Merger Sub, on the other hand) be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders. Notwithstanding anything to the contrary in this Section 4.3, except in connection with a Change of Board Recommendation in accordance with Section 4.4, or as required by applicable Law or the SEC or its staff (as determined in good faith by the Company Board after consulting with outside legal counsel), no amendment or supplement to the Proxy Statement or to an Other Required Company Filing shall be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.

(iv)              The Company and its Subsidiaries, will not communicate in writing with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing without providing Parent a reasonable opportunity to review and comment on such written communication and shall consider in good faith any reasonable comments or revisions made by such Parent and its counsel.

(v)                The Company will advise Parent promptly after the Company receives notice of (A) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement or any Other Required Company Filing, (B) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, or (C) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(vi)              Subject to applicable Law, the Company will cause the Proxy Statement to be disseminated to the Company Stockholders no later than the fifth Business Day following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not notified the Company prior to the end of the 10th calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement.

(b)                Company Stockholder Meeting.

(i)                 The Company, acting through the Company Board (or a duly authorized committee thereof), shall promptly following receipt of confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement (which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the end of the 10th calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement), take all action required under the DGCL, the Company Organizational Documents and the applicable requirements of the Nasdaq necessary to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders for the purpose of voting upon the adoption of this Agreement in accordance with the DGCL (including any adjournment or postponement thereof, the “Company Stockholder Meeting”), with such record date being selected after reasonable consultation with Parent and such meeting date being held no later than 45 days after the dissemination of the Proxy Statement to the Company Stockholders in accordance with Section 4.3(a)(vi) (or if such day is not a Business Day, the next succeeding Business Day). Within five (5) calendar days after the date of this Agreement (and thereafter as reasonably determined by the Company in consultation with Parent), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the Company Stockholder Meeting that is 20 Business Days after the date of such “broker search.” Once established, the Company shall not change the record date or the meeting date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as expressly required by applicable Law or as may be required in connection with any postponement or adjournment of the Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company, after consultation with Parent, from postponing or adjourning the Company Stockholder Meeting if on one or more occasions (A) there are holders of insufficient Shares present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting, (B) the Company Board has determined in good faith after consultation with, and taking into account the advice of, its outside legal counsel that it is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, Order or a request from the SEC or its staff, (C) to allow reasonable additional time to solicit additional proxies to obtain the Company Stockholder Approval or (D) any information relating to the Company, Parent or any of their respective Affiliates, officers or directors has been discovered by the Company or Parent, and the Company Board has determined in good faith after consultation with its outside legal counsel that such information is required under applicable Law to be set forth in an amendment or supplement to the Proxy Statement, such that the Proxy Statement shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances in which they were made, not false or misleading, in order to correct such information and file an appropriate amendment or supplement describing such information with the SEC; provided that, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned by more than 10 Business Days at a time.

(ii)               The Company shall solicit from the Company Stockholders proxies in favor of the adoption of this Agreement in accordance with the DGCL and, unless the Company Board has effected a Change of Board Recommendation in accordance with Section 4.4, the Company shall use its reasonable best efforts to secure the Company Stockholder Approval at the Company Stockholder Meeting. Unless this Agreement is earlier terminated pursuant to Article VI, the Company shall take all action required under the DGCL, the Company Organizational Documents and the applicable requirements of the Nasdaq necessary to establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of voting upon the adoption of this Agreement in accordance with the DGCL, whether or not the Company Board at any time subsequent to the Agreement Date shall have effected a Change of Board Recommendation or otherwise shall have determined that this Agreement is no longer advisable.

Section 4.4               No Solicitation of Transactions.

(a)                Subject to the other provisions of this Section 4.4, the Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees, and shall direct and cause its other Company Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person that may be ongoing with respect to an Acquisition Proposal and shall immediately terminate access of such Persons to any electronic datarooms maintained by the Company. The Company shall promptly (and in any event within two Business Days of the Agreement Date) deliver a written notice to each such Person to the effect that the Company is ending all such solicitations, communications, activities, discussions or negotiations with such Person, effective on the Agreement Date, which written notice shall also instruct each Person to promptly return or destroy all non-public information previously furnished to such Person or any Company Representatives by or on behalf of the Company or any of its Subsidiaries. Without limiting the foregoing, it is agreed that any violation or breach of the restrictions or obligations set forth in this Section 4.4 by any Subsidiary of the Company or any Company Representative of the Company or any of its Subsidiaries acting on behalf of or at the direction of the Company or any of its Subsidiaries shall be deemed to be a breach of Section 4.4 by the Company.

(b)              Except as permitted by this Section 4.4, prior to the Effective Time, the Company agrees that it shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to, and the Company shall direct and cause Company Representatives not to, directly or indirectly:

(i)                 initiate, solicit, knowingly facilitate or encourage (including by way of providing information) the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or otherwise knowingly assist or participate in the making, submission or announcement of any Acquisition Proposal;

(ii)               engage in, participate or continue discussions or negotiations with any Person with respect to an Acquisition Proposal or Acquisition Inquiry (it being understood that the foregoing shall not prohibit the Company or the Company Representatives from making such Person aware of the restrictions of this Section 4.4 in response to the receipt of an Acquisition Proposal or Acquisition Inquiry);

(iii)             enter into any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement or other similar agreement constituting or relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”) or enter into any Contract or agreement requiring the Company to abandon, terminate or fail to consummate the Transactions;

(iv)              terminate, waive, amend or modify any provision of, or grant permission under, any confidentiality agreement to which the Company or any of its Subsidiaries is a party;

(v)                furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) or “group” (as defined under Section 13(d) of the Exchange Act) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case in connection with any Acquisition Proposal or Acquisition Inquiry or under circumstances that would reasonably be expected to lead to an Acquisition Proposal except as permitted by Section 4.4(c) below;

(vi)              take any action to make the provisions of any Takeover Law, or any restrictive provision of the Company Organizational Documents inapplicable to any Acquisition Proposal or Person making an Acquisition Proposal; or

(vii)            resolve or agree or publicly propose to take any of the foregoing actions.

(c)                Notwithstanding anything in this Agreement to the contrary, at any time following the Agreement Date and prior to obtaining the Company Stockholder Approval, in response to a written Acquisition Proposal that did not result from a breach of the terms of this Section 4.4 (a “Qualifying Acquisition Proposal”) that the Company Board determines in good faith (after consultation with one or more of its financial advisors and with its outside legal counsel) that such Qualifying Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal and that the failure to take the action described in clause (i) or (ii) below would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law, the Company and the Company Representatives shall be permitted to (i) furnish to the Person that has made the Qualifying Acquisition Proposal (and such Person’s representatives) information relating to the Company and its Subsidiaries and/or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in each case pursuant to an Acceptable Confidentiality Agreement, provided that the Company shall substantially concurrently provide to Parent any non-public information concerning the Company that is provided to (or given access to) any Person which was not previously provided or made available to Parent and (ii) engage or participate in discussions or negotiations with the Person (or such Person’s representatives) that has made the Qualifying Acquisition Proposal; provided that prior to or concurrently with the Company first taking such actions with respect to a Qualifying Acquisition Proposal as described in clauses (i) or (ii) above, the Company shall provide written notice to Parent of such determination of the Company Board as provided for in this Section 4.4(c).

(d)                The Company shall promptly (and in any event within 24 hours) (i) provide Parent written notice of the receipt by the Company of any Acquisition Inquiries or Acquisition Proposals and (ii) disclose to Parent the material terms and conditions of any such Acquisition Inquiry or Acquisition Proposal, including the identity of the party making such inquiry or proposal a copy of all documents (if in writing) or a written summary of material terms (if oral) with respect to such Acquisition Inquiry or Acquisition Proposal. The Company will keep Parent reasonably informed in all material respects as promptly as reasonably practicable (and in any event within 24 hours of receipt, provision or occurrence (as practicable)) of any material developments with respect to any such Acquisition Proposal or Acquisition Inquiry (and any subsequent amendments or modifications thereto) including any change in the material terms and conditions thereof. The Company shall, as soon as is reasonably practicable, and in any event within 24 hours following a determination by the Company Board that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.

(e)                Except as permitted by Section 4.4(f), prior to obtaining the Company Stockholder Approval, the Company Board (or any duly authorized committee thereof) shall not (i) (1) withdraw, change, amend, modify or qualify or publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (2) fail to include the Company Board Recommendation in the Proxy Statement, (3) approve, adopt, endorse, or recommend to the Company Stockholders, or publicly propose to approve, adopt, endorse, declare advisable or recommend to the Company Stockholders, any Acquisition Proposal or Acquisition Inquiry (or the approval or adoption thereof), (4) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after receipt of a written request by Parent following an Acquisition Proposal (provided that Parent may only make such request once with respect to any Acquisition Proposal that has not been amended with respect to financial or other material terms) (other than of the type referred to in the following clause (5)) (or material modification thereto) becoming publicly known or (5) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten Business Days after commencement of such Acquisition Proposal or if the Company Stockholder Meeting is scheduled to be held within ten (10) Business Days from the date of such public disclosure or commencement, as applicable, fail to publicly reaffirm the Company Board Recommendation promptly and in any event prior to the date which is two (2) Business Days before the date on which the Company Stockholder Meeting is scheduled to be held or (ii) approve, recommend, authorize, cause, permit, resolve to allow, or publicly announce an intention to approve or recommend that the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement (actions prohibited by this Section 4.4(e) being referred to as a “Change of Board Recommendation”).

(f)                 Notwithstanding anything in this Agreement to the contrary, the Company Board may, prior to obtaining the Company Stockholder Approval and subject to the other provisions of this Section 4.4, (x) effect a Change of Board Recommendation in response to a Superior Proposal and/or (y) validly terminate this Agreement pursuant to Section 6.1(e), if (i) the Company receives a Qualifying Acquisition Proposal that the Company Board determines in good faith (after consultation with one or more of its financial advisors and outside legal counsel) is a Superior Proposal and (ii) the Company Board determines in good faith (after consultation with its outside legal counsel) that its failure to effect a Change of Board Recommendation or terminate this Agreement pursuant to Section 6.1(e) would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law; provided that the Company Board may not effect a Change of Board Recommendation pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless:

(i)                 the Company has complied in all material respects with this Section 4.4 with respect to such Qualifying Acquisition Proposal;

(ii)               the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance (the “Superior Proposal Notice Period”), of its intention to effect such a Change of Board Recommendation in response to a Superior Proposal (which notice itself shall not constitute a Change of Board Recommendation) or validly terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, which notice shall specify the material terms and conditions of such Superior Proposal and the identity of the Person or group making such Superior Proposal, and shall have contemporaneously provided a copy of the relevant proposed definitive transaction agreements with the Person making such Superior Proposal;

(iii)             if requested by Parent, the Company shall have negotiated with, and shall have caused the Company Representatives to negotiate with, Parent in good faith during the Superior Proposal Notice Period in order to enable Parent to modify the terms of this Agreement in such a manner that would eliminate the need for taking such action (and would cause such Superior Proposal to no longer constitute a Superior Proposal) as determined by the Company Board in good faith (after consultation with one or more of its financial advisors and outside legal counsel);

(iv)              following the Company’s and the Company Representatives’ negotiation in good faith with Parent, to the extent such negotiation is requested by Parent, during the Superior Proposal Notice Period and after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Parent, if any, the Company Board (after consultation with one or more of its financial advisors and outside legal counsel) shall have determined in good faith that such Superior Proposal still constitutes a Superior Proposal (it being understood and agreed that any change to the financial or other material terms of an Acquisition Proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices the Superior Proposal Notice Period shall be deemed to be three (3) Business Days rather than four (4) Business Days); and

(v)                in the event of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated (or shall concurrently terminate) this Agreement in accordance with Section 6.1(e), including paying the Termination Fee in accordance with Section 6.2(b)(i).

(g)                Notwithstanding anything in this Agreement to the contrary, prior to obtaining the Company Stockholder Approval and subject to the other provisions of this Section 4.4, the Company Board may effect a Change of Board Recommendation in response to an Intervening Event if the Company Board determines in good faith (after consultation with one or more of its financial advisors and outside legal counsel) that its failure to effect a Change of Board Recommendation would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law; provided that the Company Board may not effect such Change of Board Recommendation unless:

(i)                 the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance (the “Intervening Event Notice Period”), of its intention to effect such a Change of Board Recommendation (which notice itself shall not constitute a Change of Board Recommendation), which notice shall specify the details of such Intervening Event and the basis upon which the Company Board intends to effect a Change of Board Recommendation;

(ii)               if requested by Parent, the Company shall have negotiated with, and shall have caused the Company Representatives to negotiate with, Parent in good faith during the Intervening Event Notice Period in order to enable Parent to modify the terms of this Agreement in such a manner that would eliminate the need for taking such action as determined by the Company Board in good faith (after consultation with one or more of its financial advisors and outside legal counsel); and

(iii)             following the Company’s and the Company’s Representatives’ negotiation in good faith with Parent, to the extent such negotiation is requested by Parent, during the Intervening Event Notice Period and after considering the results of such negotiations and giving effect to any proposals, amendment or modifications made or agreed to by Parent, if any, the Company Board (after consultation with one or more of its financial advisors and outside legal counsel) shall have determined in good faith that the failure to make a Change of Board Recommendation in connection therewith would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law.

(h)                Nothing contained in this Agreement shall prohibit the Company Board from taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9, Item 1012 of Regulation M-A or otherwise complying with Rule 14d-9 or Item 1012 under the Exchange Act or from making any disclosure to the Company Stockholders if the Company Board determines in good faith (after consultation with its outside legal counsel) that its failure to do so would be inconsistent with applicable Law, provided that no Change of Board Recommendation shall be made unless the Company shall have first complied in all material respects with its obligations under the other provisions of this Section 4.4. In addition, none of the following shall be deemed to be a Change of Board Recommendation: (i) a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act (provided that the Company has not withdrawn, changed, amended, modified or qualified the Company Board Recommendation in a manner adverse to Parent or Merger Sub in such communication), and/or (ii) any statement that includes an express rejection of any applicable Acquisition Proposal and an express reaffirmation of the Company Board Recommendation. In addition, nothing contained in this Agreement shall prohibit the Company from making any other disclosure to the Company Stockholders if the Company Board determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties or applicable Law, provided that any such disclosure that would otherwise constitute a Change of Board Recommendation (after giving effect to the immediately preceding sentence) shall be made only in compliance with the other provisions of this Section 4.4.

(i)                 No Change of Board Recommendation shall change (or be deemed to change) the approval of the Transactions by the Company Board for purposes of any Takeover Law (or the applicability of any Takeover Law to the Transactions). Notwithstanding anything to the contrary in the foregoing, any action that may be taken by, and all obligations and duties of, the Company Board under this Section 4.4 may also be taken by and shall bind a duly constituted committee thereof.

Section 4.5               Appropriate Action; Consents; Filings.

(a)                Prior to the Effective Time, the Company shall use its commercially reasonable efforts to obtain any Consents of third parties with respect to any Company Material Contracts as may be necessary or appropriate for the consummation of the Transactions or required by the terms of any such Company Material Contract as a result of the execution, performance or consummation of the Transactions; in each case to the extent reasonably requested in writing by Parent, including without limitation the Consents set forth on Section 4.5(a) of the Company Disclosure Letter with respect to which the Company shall consult and cooperate with Parent in obtaining. In the event that such third-party Consent described in this Section 4.5(a) shall not be obtained, the Company and Parent shall determine reasonably and jointly whether to take any further actions with respect to such Company Material Contracts; provided that without its consent (such consent to be given or withheld in its sole discretion), the Company shall not be required to pay any amount or change Contract terms or its business practices in order to obtain any such Consent (except to the extent that such payment or change is contingent on consummation of the Transactions). Except as set forth in Section 5.1, in no event shall the receipt of third-party Consents, if any, be a condition to the consummation of the Merger.

(b)                Subject to Section 4.5(c) and the other terms and conditions of this Agreement, the Company and Parent agree, and Parent and the Company each agree to cause its Subsidiaries to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the Transactions and to use their respective reasonable best efforts to cause the conditions to each Party’s obligation to consummate the Transactions as set forth in Section 5.1 to be satisfied as promptly as practicable (but in no event later than the Outside Date), including taking all actions necessary (i) to obtain all Governmental Authorizations required for the consummation of the Merger, (ii) to effect all such necessary registrations and filings with the Governmental Authorities in order to consummate and make effective the Merger and the other Transactions, (iii) to comply with all requirements under applicable Law that may be imposed on it with respect to this Agreement, the Merger and the other Transactions and (iv) to avoid a Proceeding by any Governmental Authority with respect to this Agreement, the Merger or the other Transactions or to defend or contest any Proceedings, whether judicial or administrative, brought under, pursuant to or relating to any regulatory Law challenging this Agreement or the consummation of the Transactions. The Parties shall cooperate fully with each other to the extent necessary in connection with the foregoing.

(c)                In connection with the efforts referenced in Section 4.5(b) and without limiting the generality of the undertaking pursuant thereto, Parent and the Company shall promptly make all filings that may be required for the satisfaction of the condition set forth in Section 5.1(c)(i) by each of them in connection with the consummation of the Transactions, which, in any event, shall be made within 10 Business Days following the Agreement Date with respect to the initial filings required under the HSR Act. In addition, Parent and the Company agree, and shall each cause each of its Subsidiaries, to cooperate and to use their reasonable best efforts and take all actions necessary to obtain any Governmental Authorizations required for the consummation of the Merger as contemplated by Section 4.5(b) above as promptly as possible, including to make all other necessary filings, notifications or registrations within 15 Business Days of the Agreement Date to obtain all Governmental Authorizations set forth on Section 5.1(c) of the Company Disclosure Letter, to respond as promptly as practicable to any requests for information from any Governmental Authority and otherwise comply with any inquiry or request from any Governmental Authority as promptly as practicable (and in each case any such information shall be in substantial compliance with the requirements of the HSR Act or other applicable Antitrust Laws), and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) (an “Antitrust Order”) that restricts, prevents or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement under any Antitrust Law. Each Party shall furnish to the other such necessary information and assistance as the other Party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any Governmental Authority. Neither Party shall give Consent to any voluntary extension of any statutory deadline or withdraw its notification and report form pursuant to the HSR Act or any other filing made pursuant to any Antitrust Law or other regulatory Law unless the other Party has given its prior written Consent to such extension or delay (which shall not be unreasonably withheld, conditioned or delayed).

(d)                Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other in advance (to the extent legally permissible), any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with Proceedings under or relating to any Antitrust Laws. Without limiting the generality of the foregoing, in connection with this Agreement and the Transactions, the Parties agree to (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to any Antitrust Laws, (ii) give each other an opportunity to participate in each of such meetings, (iii) give each other reasonable advance notice of all substantive oral communications with any Governmental Authority relating to any Antitrust Laws, (iv) if any Governmental Authority initiates a substantive oral communication regarding any Antitrust Laws, to promptly notify the other Party of the substance of such communication, (v) provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Authority regarding any Antitrust Laws and (vi) provide each other with copies of all substantive written communications from any Governmental Authority relating to any Antitrust Laws. Any disclosures or provision of copies by one Party to the other may be made on an outside counsel basis, if appropriate.

(e)                Each of Parent and the Company shall notify and keep the other advised as to (i) any material communication from any Governmental Authority regarding any of the Transactions and (ii) any litigation or administrative Proceeding pending and known to such Party, or to its knowledge threatened, that challenges, or would challenge, the Transactions. The Company and Parent shall not take any action inconsistent with their obligations under this Agreement or, without prejudice to the Company’s or Parent’s rights under this Agreement, that would materially hinder or delay the consummation of the Transactions.

(f)                 If any objections are asserted with respect to the Transactions under any Antitrust Law or if any suit is instituted or threatened by any Governmental Authority or any private party challenging any of the Transactions as violating any Antitrust Law or if a filing pursuant to Section 4.5(b) is reasonably likely to be rejected or conditioned by a Governmental Authority, then each of the Parties shall use reasonable best efforts to resolve such objections or challenges as such Governmental Authority or other Person may have to such transactions so as to permit consummation of the Transactions as soon as practicable and in any event prior to the Outside Date. Without limiting the generality of the foregoing, Parent shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts, and promptly take any and all steps necessary, to avoid or eliminate any concerns on the part of, or to satisfy any conditions imposed by, any Governmental Authority under any Antitrust Law or any other Person so as to enable the Parties to consummate the Transactions as promptly as practicable, and in any event prior to the Outside Date; provided that, in no event will Parent or its Subsidiaries be obligated to (i) propose, negotiate, offer or commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or disposition of any assets or businesses of Parent or its Subsidiaries or Affiliates, now owned or hereafter sought to be acquired, (ii) terminate or amend any existing relationships or contractual rights or obligations or (iii) offer or commit to take any action that would limit or modify Parent’s rights of ownership in, or ability to conduct the business of, any of its operations, divisions, businesses, product lines, customers or assets, including, after the Closing, the business of the Company, if any such foregoing action, in each of (i)-(iii), (A) would reasonably be expected to, individually or in the aggregate, (1) materially reduce the reasonably anticipated benefits to Parent of the transactions contemplated by this Agreement, (2) adversely impact Parent or any of Parent’s Subsidiaries other than, after the Closing, the Company and the Company’s Subsidiaries or (3) impact the Company or any of the Company’s Subsidiaries in a manner that is material to the Company and the Subsidiaries, taken as a whole or (B) is not contingent on the consummation of the Transactions. In furtherance of the foregoing, each Party shall keep the other Party informed of all material matters, discussions and activities relating to any of the matters contemplated by this Section 4.5(f).

(g)                Parent and its Subsidiaries shall not make an initial filing under the HSR Act with respect to any transaction other than the Transactions prior to the initial filing with respect to the Transactions to be made under the HSR Act pursuant to Section 4.5(c).

(h)                No action by the Company taken in compliance with Section 4.4 will be considered a violation of this Section 4.5.

Section 4.6                Public Announcements. Parent and the Company will consult with each other and provide each other the opportunity to review and comment upon any press release or public announcement relating to this Agreement or the Transactions, and shall not, and shall not permit their Affiliates to, issue any such press release or public announcement prior to such consultation, except as may be required by applicable Law, by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Authority, as determined in good faith by the Party making such public announcement or issuing such press release. The Company, Parent and Merger Sub agree that the initial press release announcing the Transactions and the execution and delivery of this Agreement shall be a joint press release in the form heretofore agreed to by the Company and Parent. Notwithstanding the foregoing provisions of this Section 4.6, (i) each of the Parties may issue press releases or public announcements concerning the Transactions that are not materially inconsistent with previous press releases or public announcements made by Parent or the Company in compliance with this Section 4.6 and do not reveal material, non-public information regarding the other parties, the Merger or the other Transactions, (ii) each of the Parties, their Affiliates, the Company Representatives and the Parent Representatives may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not materially inconsistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 4.6 and do not reveal material, non-public information regarding the other parties, the Merger or the other Transactions, (iii) the restrictions set forth in this Section 4.6 shall not apply to any press release or public announcement issued or proposed to be issued in connection with, or in response to, an Acquisition Proposal, Intervening Event, Superior Proposal or a Change of Board Recommendation but in each case such release or announcement shall be subject to compliance with the provisions of Section 4.4. To the extent that any provision of the Confidentiality Agreement is in conflict with this Section 4.6, such provision shall be deemed amended and superseded by this Section 4.6, mutatis mutandis, and in addition the restrictions thereunder with respect to “Transaction Information” as defined in the Confidentiality Agreement and the restrictions contained in Section 11 of the Confidentiality Agreement will, upon the execution and delivery of this Agreement, terminate and be of no further force and effect.

Section 4.7                Employee Benefit Matters.

(a)               With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries in which any director, officer or employee of the Company or any of its Subsidiaries (the “Company Employees”) will participate effective as of or after the Effective Time (collectively, “New Plans”), subject to applicable Law and applicable Tax qualification requirements, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Employees with the Company or any of its Subsidiaries that is reflected in the books and records of the Company, as the case may be, for vesting, eligibility and level of benefits purposes (but not for accrual purposes, except for vacation and severance) in any New Plan in which such Company Employees will be eligible to participate after the Effective Time, in each case except to the extent that recognizing such service would result in a duplication of benefits. To the extent any Company Employee participates in a New Plan that is a welfare plan or arrangement of Parent or any of its Subsidiaries following the Closing Date (a “Parent Welfare Plan”), Parent and any of its Subsidiaries will use commercially reasonable efforts, to the extent permitted by applicable Law and any insurer, third party administrator or service provider under the applicable Parent Welfare Plan, to cause all (i) pre-existing condition limitations which otherwise would be applicable to such Company Employee and his or her covered dependents to be waived to the extent satisfied under a Company Benefit Plan comparable to such Parent Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such Company Employee’s commencement of participation in such Parent Welfare Plan, (ii) participation waiting periods under each Parent Welfare Plan that would otherwise be applicable to such Company Employee to be waived to the same extent waived or satisfied under the Company Benefit Plan comparable to such Parent Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such Company Employee’s commencement of participation in such Parent Welfare Plan and (iii) co-payments and deductibles paid by Company Employees in the plan year in which the Effective Time occurs to be credited for purposes of satisfying any applicable deductible or out of pocket requirement under any such Parent Welfare Plan.

(b)                For any Company Employee that, as of the Effective Time, remains an employee of the Company or the Surviving Corporation, or any of their respective Subsidiaries or Affiliates (each a “Continuing Employee”), Parent shall, and shall cause the Surviving Corporation to, for a period of 12 months following the Effective Time, provide for (i) at least the same level of base salary or base hourly wage, as applicable, that was provided to each such Continuing Employee immediately prior to the Effective Time, (ii)  a target cash bonus percentage as provided on Section 4.7(b)(ii) of the Company Disclosure Letter, (iii) employee benefits (other than equity-based awards, profit sharing plans, other incentive plans and defined benefit or non-qualified arrangements) that are no less favorable in the aggregate than the employee benefits (other than equity-based awards, profit sharing plans, other incentive plans and defined benefit or non-qualified arrangements) provided to similarly situated employees of Parent and (iv) and upon a termination without cause of a Continuing Employee, the severance benefits set forth on Section 4.7(b)(iv) of the Company Disclosure Letter applicable to such Continuing Employee.

(c)                In addition to the foregoing, the Company and Parent or any Subsidiary of Parent shall use reasonable best efforts and take any action that is mutually determined in good faith to be reasonably necessary to mitigate and/or minimize the impact of the tax consequences of Section 280G of the Code (including as a result of the Transactions under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans) on any individual that is regarded as a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1), provided that, for the avoidance of doubt, neither the Company, Parent or any Subsidiary of Parent shall provide any indemnity or gross-up obligation for any excise taxes or penalties imposed under Section 4999 of the Code (or any corresponding provisions of foreign, state or local Law relating to Tax).

(d)                Prior to the Effective Time, if requested by Parent in writing, the Company shall (x) take such actions and adopt such necessary resolutions to terminate, effective no later than the day prior to the Closing Date, the 401(k) plan of the Company (the “401(k) Plan”) and/or (y) take such actions as Parent may reasonably request so as to enable the Surviving Corporation to effect such actions relating to any Company Benefit Plan that is subject to Section 409A of the Code as Parent may deem necessary or appropriate. If Parent requests that the Company terminate the 401(k) Plan, no later than three (3) Business Days prior to the Closing Date, the Company shall provide Parent an executed copy of the resolutions adopted by the board of directors of the 401(k) Plan sponsor (or appropriate governing body) terminating the 401(k) Plan. The form and substance of such resolutions shall be subject to Parent’s review and approval prior to adoption, which approval will not be unreasonably withheld. Prior to the effective date of the termination of the 401(k) Plan, the Company shall take any and all actions as may be reasonably required, including amending to the 401(k) Plan and/or the 401(k) Plan’s policies and procedures, for the 401(k) Plan to permit each 401(k) Plan participant who has a loan outstanding at the Closing Date to make arrangements to continue to repay such loan in accordance with the original amortization schedule until such time as the participant’s account balance is distributed.

(e)              Prior to the Effective Time, the Company shall take such actions (including obtaining consent from participants, if required) and adopt such necessary resolutions to terminate, effective no later than the day prior to the Closing Date, each Company Benefit Plan set forth on Section 4.7(e) of the Company Disclosure Letter.

(f)               This Section 4.7 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 4.7, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 4.7. Nothing contained herein shall (i) be treated as an amendment of any particular Company Benefit Plan, (ii) give any third party any right to enforce the provisions of this Section 4.7 or (iii) require Parent or any of its Affiliates to retain the employment of any particular Company Employee or continue any particular Company Benefit Plan or New Plan.

(g)              Following the Agreement Date, each of Parent and the Company (and their respective Affiliates) will use reasonable best efforts in all matters necessary to effect the transactions contemplated by this Section 4.7 and the requirements of any applicable Law and will provide, and will cause each of their respective representatives, including legal, human resources and regulatory compliance personnel, to provide, all cooperation reasonably requested by the other Party in that regard, including, (i) cooperating and providing each other with all necessary and reasonable assistance and information to ensure that any works councils or committees, trade unions and/or employee representatives applicable to the Continuing Employees are provided with the information required in order for proper consultation, notification and other required processes under applicable Law to take place, and (ii) exchanging information and data, including reports prepared in connection with bonus plan participation and related data of Continuing Employees, relating to workers’ compensation, employee benefits and employee benefit plan coverages, including information and data that are necessary to support or perform any compensation consultant process or that is otherwise reasonably requested in connection with any compensation consultant process (in each case, except to the extent prohibited by applicable Law or to the extent that such information and data relates to performance ratings or assessments of employees of the Company and its Subsidiaries), making any and all required filings and notices, making any and all required communications with Company Employees and obtaining any Governmental Authorizations required hereunder. Such cooperation will include the provision of any information and consultation required by applicable Law, the terms of any Contract, or as reasonably requested by the other Party. Each of Parent and the Company will make available its representatives at such times and in such places as the other Party may reasonably request for purposes of discussions with representatives of any such works council, economic committee, union or similar body.

Section 4.8               S-8 Filing. Parent shall (i) file with the SEC, no later than one Business Day after the Closing Date, a registration statement on Form S-8 (or any successor form) relating to the shares of Parent common stock issuable with respect to the Assumed Company Options and Assumed Company RSUs in accordance with Section 1.5(a)(iv)(B) and Section 1.5(a)(v)(B), (ii) use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such Assumed Company Options and Assumed Company RSUs remain outstanding, and (iii) deliver to each holder of an Assumed Company Option and Assumed Company RSU an appropriate notice setting forth such holder’s rights pursuant to such Assumed Company Option and Assumed Company RSU.

Section 4.9               Indemnification of Directors and Officers.

(a)                For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless each of the Company’s and its Subsidiaries’ respective present or former directors and officers (in each case, solely to the extent acting in such capacity) (each an “Indemnified Person,” and collectively, the “Indemnified Persons”) against all reasonable and documented costs and expenses (including reasonable and documented legal fees and expenses), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any pending or threatened Proceeding (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, in each case solely to the extent arising out of or relating to any action or omission in their capacity as an officer or director occurring before the Effective Time, in each case to the fullest extent that the Company would have been permitted under applicable Law. To the fullest extent the Company would have been permitted by applicable Law, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, advance expenses (including reasonable and documented legal fees and expenses) of each Indemnified Person in the defense of any Proceeding in advance of the final disposition of any such Proceeding, subject to receipt from the Indemnified Person to whom such expenses are advanced of an undertaking to repay such advances if it is ultimately determined in accordance with applicable Law that such Indemnified Person is not entitled to indemnification. In the event any Proceeding is brought against any Indemnified Person and in which indemnification is sought by such Indemnified Person under this Section 4.9(a), (i) the Surviving Corporation shall have the right, but not the obligation, to control the defense thereof after the Effective Time, (ii) each Indemnified Person shall be entitled to retain separate counsel, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, (iii) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any such Proceeding, unless such settlement, compromise or consent relates only to monetary damages or includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding or such Indemnified Person otherwise consents thereto and (iv) the Surviving Corporation shall reasonably cooperate with the Indemnified Person in the defense of any such matter. The rights of each Indemnified Person under this Section 4.9 shall be in addition to any rights such Person may have under the Company Certificate, the Company Bylaws, and any indemnification agreements with the Company and any of its Subsidiaries in effect as of the Effective Time (collectively, the “D&O Indemnification Agreements”) and shall not limit or modify any rights of any Indemnified Person pursuant to any D&O Indemnification Agreements.

(b)                For a period of six years from and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless (including advancement of expenses) all Indemnified Persons to the same extent such Persons are indemnified as of the Agreement Date by the Company pursuant to applicable Law, the Company Certificate, the Company Bylaws and the applicable D&O Indemnification Agreements, arising out of acts or omissions in their capacity as directors or officers of the Company and its Subsidiaries occurring at or prior to the Effective Time.

(c)                For a period of six years from and after the Effective Time, to the extent permitted by applicable Law the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of directors and officers of the Company for periods at or prior to the Effective Time than were set forth in the Company Certificate and the Company Bylaws prior to the Effective Time. To the extent permitted by applicable Law, the D&O Indemnification Agreements shall continue in full force and effect in accordance with their terms following the Effective Time.

(d)                Prior to the Effective Time, the Company shall bind and purchase directors and officers runoff insurance coverage (the “D&O Runoff Insurance”), which by its terms shall survive the Merger for not less than six years for the benefit of the Company, its Subsidiaries, the Company’s and any of its Subsidiary’s past and present directors and/or officers that are insured under the Company’s current directors and officers liability insurance policy in effect as of the Agreement Date. The D&O Runoff Insurance shall provide coverage for the Company, its Subsidiaries and such persons in their capacity as directors and/or officers of the Company or any of its Subsidiaries prior to the Effective Time that is not less favorable in the aggregate than the Company’s existing directors and officers policy (true and complete copies of which have been made available to Parent) or, if substantially equivalent insurance coverage is unavailable, the best available coverage for up to the Maximum Amount. The Surviving Corporation shall maintain the D&O Runoff Insurance in full force and effect and continue to honor the obligations thereunder for a period of six years after the Effective Time or, if such policies are terminated or cancelled, obtain (subject to the limitations set forth in the next sentence) alternative D&O Runoff Insurance on substantially similar terms as set forth in this Section 4.9(d). The Company shall not, and the Surviving Corporation shall not be required to pay an aggregate premium for the D&O Runoff Insurance in excess of 300% (the “Maximum Amount”) of the last annual premium paid prior to the Agreement Date (it being understood and agreed that in the event the cost of such D&O Runoff Insurance exceeds the Maximum Amount, in the aggregate, the Company shall remain obligated to provide, and the Surviving Corporation shall be obligated to obtain the broadest D&O Runoff Insurance coverage as may be obtained for an aggregate premium equal to the Maximum Amount). The Company and Indemnified Persons may be required to make reasonable application and provide reasonable and customary representations and warranties to applicable insurance carriers for the purpose of obtaining such D&O Runoff Insurance. Parent shall upon written request furnish a copy of such insurance policy to each beneficiary of such policy.

(e)                In the event the Surviving Corporation or its Subsidiaries or their respective successors or assigns (i) consolidate with or merge into any other Person and are not the continuing or surviving company or Entity of such consolidation or merger or (ii) transfer all or substantially all of their properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or Entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 4.9, without relieving Parent of its obligations under this Section 4.9.

(f)                 The obligations under this Section 4.9 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 4.9 applies without the consent of such affected Indemnified Person. The provisions of this Section 4.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to which each Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise.

(g)                Any Indemnified Person seeking to claim indemnification or an advancement of expenses under this Section 4.9, upon learning of any Proceeding that is subject to the indemnification obligations of Section 4.9, shall promptly notify the Surviving Corporation thereof, but failure to so notify shall not relieve the Surviving Corporation of any Liability it may have under this Section 4.9 to such Indemnified Person, except, solely in the case of the indemnification obligations under Section 4.9(a), to the extent such failure prejudices in any material respect the Surviving Corporation.

Section 4.10            State Takeover Laws. If any Takeover Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger, including by reason of the acquisition of Shares pursuant thereto or any other transaction contemplated to be consummated by the Parties pursuant to this Agreement or the Voting Agreement, then the Company Board shall take all action necessary to render such Law inapplicable to the foregoing.

Section 4.11            Section 16 Matters. Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder of Shares, Company Options and Shares acquired upon the vesting of any Company RSUs or Company PSUs, pursuant to this Agreement, and the Merger shall be an exempt transaction for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

Section 4.12            Merger Sub and Surviving Corporation Compliance. Parent shall take all actions necessary to (a) cause Merger Sub or the Surviving Corporation, as applicable, to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement, and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments or incur or guarantee any Indebtedness other than as specifically contemplated by this Agreement.

Section 4.13             Stockholder Litigation. The Company shall promptly notify Parent of any Proceeding brought by the Company Stockholders or other Persons against the Company or any of its directors, officers or the Company Representatives arising out of or relating to this Agreement or the Transactions, and shall keep Parent reasonably informed with respect to the status thereof. Without limiting the preceding sentence, subject to the preservation of privilege and confidential information, the Company shall give Parent the right to participate in (but not control) the defense (including by allowing for advance review and comment on all filings or responses to be made in connection with any such litigation) or settlement (including the right to participate in (at the participating party’s expense) the negotiations, arbitrations or mediations with respect thereto) of any such Proceeding, and the Company will in good faith give consideration to Parent’s advice with respect to such Proceeding and the underlying strategy documentation with respect thereto, and no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

Section 4.14            Delisting; De-registration. Each of the Parties agrees to cooperate with each other to do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Law and the rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

Section 4.15            Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will adopt this Agreement by written consent in accordance with the DGCL.

Section 4.16            No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

Article V.

Conditions to Consummation of the Merger

Section 5.1               Conditions Precedent to Obligations of Each Party Under This Agreement. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a)                Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b)                No Injunctions or Restraints. The consummation of the Merger shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a U.S. court of competent jurisdiction or any other Governmental Authority of competent jurisdiction and there shall not be in effect any Law promulgated or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction which prevents the consummation of the Merger; provided that no Party shall be permitted to invoke this Section 5.1(b) if such Party’s failure to comply with Section 4.5 is the primary cause of the failure of this condition to be satisfied.

(c)                Required Regulatory Approvals. (i) Any waiting period (and any extension thereof) under the HSR Act applicable to the Transactions shall have expired or been earlier terminated and (ii) any clearance or affirmative approval of a Governmental Authority set forth on Section 5.1(c) of the Company Disclosure Letter has been obtained and any mandatory waiting period related thereto has expired.

Section 5.2               Additional Parent and Merger Sub Conditions. The obligations of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a)                Accuracy of Representations and Warranties. The representations and warranties of the Company in (i) Section 2.2(a), Section 2.2(b) and Section 2.2(d) (Capitalization) shall be true and correct as of immediately prior to the Effective Time (except for such representations and warranties that relate to a specific date or time which need only be true and correct as of such date or time), in each case, except for such failures to be true and correct that, individually or in the aggregate, would not result in more than a de minimis increase in the aggregate amounts payable by Merger Sub or Parent in the Transactions, (ii) Section 2.1(a) (Corporate Existence), Section 2.3 (Corporate Authority), Section 2.17 (Finders; Brokers) and Section 2.19 (Opinion of Financial Advisor) (collectively, the “Fundamental Representations”) to the extent qualified by materiality or “Company Material Adverse Effect” shall be true and correct in all respects as of the Effective Time as if made as of the Effective Time except in each case for representations and warranties in the Fundamental Representations that relate to a specific date or time (which need only be true and correct as of such date or time), and all of the Fundamental Representations to the extent not qualified by materiality or “Company Material Adverse Effect” shall be true and correct in all material respects as of the Effective Time with the same force and effect as if made as of the Effective Time except for representations and warranties in the Fundamental Representations that relate to a specific date or time (which need only be true and correct as of such date or time), (iii) Section 2.8(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the Effective Time as if made as of the Effective Time, and (iv) all other provisions of Article II (excluding those included in the foregoing clauses (i), (ii) and (iii)) (without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein), shall be true and correct as of the Effective Time as if made as of the Effective Time except for such representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), in each case, except for such failures to be true and correct, individually and in the aggregate, as have not had a Company Material Adverse Effect.

(b)                Compliance with Agreements and Covenants. The Company shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or at the Effective Time.

(c)                Receipt of Officer’s Certificate. Parent shall have received a certificate of the Company, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Section 5.2(a), Section 5.2(b) and Section 5.2(d) have been satisfied.

(d)                No Company Material Adverse Effect. Since the Agreement Date, there shall not have occurred and be continuing a Company Material Adverse Effect.

Section 5.3               Additional Company Conditions. The obligations of the Company to consummate the Merger shall be further subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a)                Accuracy of Representations and Warranties. The representations and warranties of Parent and Merger Sub in Article III shall be true and correct as of the Effective Time as if made as of the Effective Time except for such representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), in each case, except for such failures to be true and correct, individually and in the aggregate, as have not had a Parent Material Adverse Effect.

(b)                Compliance with Agreements and Covenants. Parent and Merger Sub shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by each of them prior to or at the Effective Time.

(c)                Receipt of Officers’ Certificate. The Company shall have received a certificate of Parent and Merger Sub, executed by the Chief Executive Officer, the Chief Financial Officer or other officer of Parent and Merger Sub, dated as of the Closing Date, to the effect that the conditions set forth in Section 5.3(a) and Section 5.3(b) have been satisfied.

Section 5.4               Frustration of Closing Conditions. Neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, may rely, either as a basis for not consummating the Merger or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in this Article V to be satisfied if such failure was caused by such Party’s breach of, or failure to perform with respect to, any provision of this Agreement.

Article VI.

Termination, Amendment and Waiver

Section 6.1               Termination. This Agreement may be validly terminated and the Transactions may be abandoned by action taken or authorized by the terminating Party or Parties:

(a)                By mutual written consent of Parent and the Company, by action of their respective boards of directors, at any time prior to the Effective Time;

(b)                By either Parent or the Company, if (i) the Company Stockholder Meeting at which a vote on the Company Stockholder Approval was taken shall have been held and the Company Stockholder Approval shall not have been obtained at such meeting or (ii) the Effective Time shall not have occurred by the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 6.1(b)(ii) shall not be available to any Party whose failure to perform any of its obligations under this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to have occurred by the Outside Date;

(c)                By either Parent or the Company, if any court of competent jurisdiction or other Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such Order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 6.1(c) shall not be available to any Party whose failure to perform any of its obligations this Agreement has been the primary cause of, or resulted in, the events specified in this Section 6.1(c);

(d)                By Parent, if prior to obtaining the Company Stockholder Approval, (i) the Company Board (or a duly authorized committee thereof) shall have effectuated a Change of Board Recommendation, or (ii) the Company shall have committed a material Intentional Breach of any of its obligations under Section 4.4;

(e)                By the Company, if prior to obtaining the Company Stockholder Approval, the Company Board (or a duly authorized committee thereof) determines to accept a Superior Proposal and enter into the Alternative Acquisition Agreement, subject to, and in accordance with, the terms and conditions of Section 4.4; provided that such termination shall not be effective unless the Company shall pay the Termination Fee to Parent prior to or concurrently with such termination in accordance with Section 6.2(b);

(f)                 By Parent if: (i) there shall be an inaccuracy in any representation or warranty of the Company contained in this Agreement or a breach of any covenant of the Company contained in this Agreement, in any case, such that any of the conditions set forth in Section 5.2(a) or Section 5.2(b) would not then be satisfied, (ii) Parent shall have delivered to the Company written notice of such inaccuracy or breach of covenant and (iii) either such inaccuracy or breach of covenant is not capable of cure or at least 30 days shall have elapsed (or the Outside Date shall have occurred) since the date of delivery of such written notice to the Company and such inaccuracy or breach of covenant shall not have been cured; provided that Parent shall not be permitted to terminate this Agreement pursuant to this Section 6.1(f) if Parent’s failure to perform any of its obligations under this Agreement has been the primary cause or, or resulted in, any of the circumstances referred to in clauses (i) or (iii) of this Section 6.1(f); or

(g)                By the Company if: (i) there shall be an inaccuracy in any representation or warranty of Parent or Merger Sub contained in this Agreement or breach of any covenant of Parent or Merger Sub contained in this Agreement, in any case, that would reasonably be expected to have a Parent Material Adverse Effect, (ii) the Company shall have delivered to Parent written notice of such inaccuracy or breach of covenant and (iii) either such inaccuracy or breach of covenant is not capable of cure or at least 30 days shall have elapsed (or the Outside Date shall have occurred) since the date of delivery of such written notice to Parent and such inaccuracy or breach of covenant shall not have been cured; provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 6.1(g) if the Company’s failure to perform any of its obligations under this Agreement has been the primary cause of, or resulted in, any of the circumstances referred to in clauses (i) or (iii) of this Section 6.1(g).

A Party desiring to terminate this Agreement pursuant to this Section 6.1 (other than pursuant to Section 6.1(a)) shall give written notice of such termination to each other Party hereto and specify the applicable provision or provisions hereof pursuant to which such termination is being effected.

Section 6.2               Effect of Termination; Termination Fees.

(a)                In the event of valid termination of this Agreement by either the Company or Parent as provided in Section 6.1, this Agreement shall forthwith become void and of no further force or effect and there shall be no Liability on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers, directors, employees, agents or representatives or any of the foregoing’s successors or assigns, except that (i)  Section 4.2(b) (Confidentiality), this Section 6.2 and Article VII (and all the defined terms appearing in such sections) shall survive termination and remain in full force and effect in accordance with their respective terms and conditions and (ii) subject in all respects to the limitations set forth in this Section 6.2 and Section 7.7 (Specific Performance), nothing herein shall relieve any Person from any Liabilities resulting from fraud or an Intentional Breach prior to such valid termination of this Agreement. Nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 7.7 in lieu of terminating this Agreement pursuant to Section 6.2.

(b)                In the event that:

(i)                 this Agreement is validly terminated by Parent pursuant to Section 6.1(d) or by the Company pursuant to Section 6.1(e), then the Company shall pay to Parent prior to or concurrently with such termination, in the case of a termination by the Company, or within two Business Days thereafter, in the case of a termination by Parent, a termination fee of $78.9 million (the “Termination Fee”).

(ii)               this Agreement is validly terminated by Parent or the Company pursuant to (x) Section 6.1(b)(i) or (y) Section 6.1(b)(ii) (but only in the case of clause (y) if, as of the time of such termination, (1) either Party is then entitled to terminate this Agreement pursuant to Section 6.1(b)(i) or (2) Parent is then entitled to terminate this Agreement pursuant to Section 6.1(f)) or by Parent pursuant to Section 6.1(f), and (A) following the Agreement Date and prior to such termination, an Acquisition Proposal shall have been publicly disclosed or shall have otherwise become publicly known and (B) within 12 months after such termination, the Company enters into a definitive Contract with respect to an Acquisition Proposal or consummates an Acquisition Proposal (which need not be the same Acquisition Proposal that was made, announced or publicly known prior to the termination of this Agreement) (provided that for all purposes of this Section 6.2(b)(ii), the term Acquisition Proposal shall have the meaning assigned to such term in Exhibit A, except that the references to “15%” shall be deemed to be references to 50%), then the Company shall pay to Parent the Termination Fee concurrently with entering into a definitive Contract or the consummation of such Acquisition Proposal.

(iii)             All payments under this Section 6.2(b) or Section 6.2(c) shall be made by the Company to Parent by wire transfer of immediately available funds to an account designated in writing by Parent. In no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c)                Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 6.2 are an integral part of the Transactions, (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement, (iii) the Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company fails to timely pay any amount due pursuant to this Section 6.2, and, in order to obtain such payment, Parent commences a Proceeding that results in a judgment against the Company for any amount due pursuant to this Section 6.2, then the Company shall also pay Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Proceeding, together with interest on the amount due pursuant to this Section 6.2 from the date such payment was required to be made until the date of payment at the annual rate of two percent (2%) plus the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made (or such lesser rate as is the maximum permitted by applicable Law).

(d)                Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement is validly terminated in accordance with this Article VI and the Termination Fee is payable pursuant to Section 6.2(b) and is paid to Parent (or its designee) in accordance with this Agreement, payment of the Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub, and each of their respective Affiliates, as applicable, against the Company and each of its Affiliates, and each of their respective directors, officers, employees, stockholders, controlling Persons, agents or representatives for any liability, loss or damage based upon, arising out of or relating to this Agreement, the negotiation, execution, performance or any actual or purported breach hereof or the Transactions or in respect of any theory of law or equity or in respect of any representations, warranties, covenants or agreements made or alleged to be made in connection herewith, whether at law or equity, in contract, in tort or otherwise (except in the case of fraud). Each of Parent and Merger Sub may pursue both a grant of specific performance in accordance with Section 7.7 and the payment of the Termination Fee under Section 6.2(b); provided that under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance that results in the Closing and any money damages, including all or any portion of the Termination Fee. Acceptance of the Termination Fee shall constitute acceptance by Parent and Merger Sub of the validity of the termination of this Agreement.

Article VII.

Miscellaneous Provisions

Section 7.1               Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 7.1 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 7.2               Fees and Expenses. Except as specifically provided herein, all expenses incurred by the Parties shall be borne solely and entirely by the Party which has incurred the same.

Section 7.3               Notices. All notices, requests, demands and other communications under this Agreement shall, except to the extent expressly provided to be oral under this Agreement, be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), upon receipt of proof of delivery, (c) if sent by facsimile transmission or e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a Business Day before 5:00 p.m. in the time zone of the receiving Party, when transmitted and receipt is confirmed, (d) if sent by facsimile transmission or e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a day other than a Business Day or after 5:00 p.m. in the time zone of the receiving Party, and receipt is confirmed, on the following Business Day, and (e) if otherwise actually personally delivered, when delivered; provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Parties to this Agreement:

If to Parent or Merger Sub, addressed to it at:

Electronic Arts Inc.
209 Redwood Shores Parkway
Redwood City, California 94065
Attention: Jake Schatz
Email: JSchatz@ea.com

with a copy to (for information purposes only):

Simpson Thacher & Bartlett LLP

2475 Hanover Street
Palo Alto, California 94304
Attention: Kirsten Jensen
Email: kjensen@stblaw.com

If to the Company, addressed to it at:

Glu Mobile Inc.
875 Howard Street, Suite 100
San Francisco, California 94103
Attention: General Counsel
Email: legal@glu.com

with a copy to (for information purposes only):

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

Attention:       David A. Bell
     David K. Michaels
Facsimile: (650) 938-5200
Email:     dbell@fenwick.com
               dmichaels@fenwick.com

Section 7.4               Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to negotiate in good faith to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 7.5               Entire Agreement. This Agreement (together with the exhibits hereto and the Company Disclosure Letter), the Voting Agreement and the Confidentiality Agreement constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

Section 7.6               Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by any Party without the prior written consent of the other Parties, and any attempted assignment, without such consent, shall be null and void; provided that each of Parent and Merger Sub shall have the right, without the prior written consent of the Company, to assign all or any portion of their respective rights, interests and obligations hereunder to a wholly-owned direct or indirect Subsidiary of Parent. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective permitted successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (a) from and after the Effective Time, as set forth in Section 4.9 (Indemnification of Directors and Officers), (b) from and after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger Consideration to which they are entitled to receive in accordance with Section 1.5(a)(iii), (c) from and after the Effective Time, the rights of the holders of Company Options, Company PSOs, the Company RSUs and the Company PSUs to receive such amounts as provided in Section 1.5(a)(iv)(A) and Section 1.5(a)(v)(A), and (d) subject to Section 6.2, unless and until the Effective Time shall have occurred, the right of the Company to pursue claims for damages on behalf of its holders of Shares in the event of Parent’s or Merger Sub’s fraud or Intentional Breach of their respective representations, warranties, covenants or agreements set forth in this Agreement, provided that the rights granted pursuant to this clause (d) shall be enforceable on behalf of such holders of Shares only by the Company in its sole and absolute discretion through actions approved by the Company Board.

Section 7.7               Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that prior to any valid termination of this Agreement in accordance with Section 6.1, (a) each Party (on behalf of itself or any third-party beneficiary to this Agreement) shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and (b) the Parties shall waive, in any Proceeding for specific performance, the defense of adequacy of a remedy at law. The right to specific enforcement hereunder shall include the right of each of the Company, Parent and Merger Sub to cause the Merger and the other Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.7, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The Parties agree not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Company, on the one hand, or Parent and Merger Sub, on the other hand, pursuant to this Agreement. A Party’s pursuit of specific performance at any time shall not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for Liabilities or damages incurred or suffered by such Party in the case of a breach of this Agreement involving fraud or Intentional Breach, in each case, subject to the terms, conditions and limitations set forth in this Agreement.

Section 7.8               Governing Law. This Agreement and all claims arising out of this Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware (whether arising in contract, tort, equity or otherwise), without regard to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.

Section 7.9               Consent to Jurisdiction. The Parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Superior Court of the State of Delaware or federal court of the United States of America located within the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and, to the fullest extent permitted by applicable Law, hereby waive, and agree not to assert, as a defense in any action, suit or other Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or other Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably and unconditionally agree that all claims with respect to such action, suit or other Proceeding shall be heard and determined in the Delaware Court of Chancery or, to the extent otherwise required by applicable Law, the Superior Court of the State of Delaware or federal court of the United States of America located within the State of Delaware. The Parties hereby consent to and grant any such court jurisdiction over such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or Proceeding in the manner provided for notices in Section 7.3 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or other Proceeding, venue shall lie solely in the Court of Chancery of the State of Delaware or, to the extent otherwise required by applicable Law, the Superior Court of the State of Delaware or such federal court located within the State of Delaware. The Parties further agree, to the extent permitted by applicable Law, that final and non-appealable judgment against a Party in any Proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

Section 7.10            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11            Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail of a .pdf, .tif, .jpeg or similar attachment (“Electronic Delivery”)) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

Section 7.12            Amendment. This Agreement may be amended by the Company, Parent and Merger Sub by action taken at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the Parties.

Section 7.13            Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any Transaction Document delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 7.14            Rules of Construction.

(a)                The Parties have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement and each Exhibit and each Schedule attached hereto, the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

(b)                When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or an Exhibit to this Agreement or Schedule to the Company Disclosure Letter unless otherwise indicated. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including any exhibits and schedules to this Agreement) and not to any particular provision of this Agreement. The words “include,” “including,” or “includes” when used herein shall be deemed in each case to be followed by the words “without limitation” or words having similar import. The words “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice”. The phrases “delivered,” “made available,” “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper copy of the information or material referred to has been provided to the Party to whom such information or material is to be provided, have been deposited by the Company or Parent in the electronic datarooms maintained for the Transactions by the Company or Parent, as applicable, or publicly filed by the Company with the SEC, in each case, at least three Business Days prior to the Agreement Date. The headings and table of contents in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Where a reference is made to a Contract, instrument or Law, such reference is to such Contract, instrument or Law as amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement, (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (v) references to any Person include the successors and permitted assigns of that Person and (vi) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

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In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first above written.

Electronic Arts Inc.

By:	/s/ Black Jorgensen
Name:	Blake Jorgensen
Title:	Chief Operating Officer & Chief Financial Officer

Giants Acquisition Sub, Inc.

By:	/s/ Jacob J. Schatz
Name:	Jacob J. Schatz
Title:	Vice President and Secretary

Glu Mobile Inc.

By:	/s/ Nick Earl
Name:	Nick Earl
Title:	President & Chief Executive Officer

Exhibit A

Certain Definitions

“Acceptable Confidentiality Agreement” means a confidentiality agreement that (a) contains provisions that are at least as restrictive as those contained in the Confidentiality Agreement as in effect immediately prior to the Agreement Date, (b) does not restrict the Company from complying with Section 4.4 or contain terms that would restrict in any manner the Company’s ability to consummate the Transactions and (c) does not include any provision calling for an exclusive right to negotiate with the Company prior to the termination of this Agreement.

“Acquisition Inquiry” means an inquiry, indication of interest or request for non-public information (other than an inquiry, indication of interest or request for information made or submitted by Parent, Merger Sub, Parent’s Affiliates or the Parent Representatives) that would reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any proposal or offer (whether written or otherwise) from any Person or group (other than Parent or its Subsidiaries) relating to, in a single transaction or series of related transactions, (a) any (i) direct or indirect acquisition or license of the assets or business of the Company or any of its Subsidiaries (including securities, assets or business of the Subsidiaries of the Company) equal to more than 15% of the Company’s consolidated assets or to which more than 15% of the Company’s revenues or earnings on a consolidated basis are attributable, (ii) direct or indirect acquisition or issuance (whether by merger, consolidation, spin-off, share exchange (including a split-off), business combination or otherwise or similar transaction involving an acquisition or issuance) of more than 15% of any class of voting equity securities of the Company, (b) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any Person or group (or the shareholders of any Person or group) beneficially owning 15% or more of the outstanding voting power of the Company, (c) any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries that would result in any Person or group (or the shareholders of any Person or group) beneficially owning, directly or indirectly, more than 15% of the outstanding voting power of the Company or 15% of the voting power of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power) or (d) a reorganization, recapitalization, liquidation, dissolution or equivalent transaction involving the Company or any of its Subsidiaries. Whenever the term “group” is used in this Agreement, it shall have the definition set forth in Rule 13d-3 of the Exchange Act.

“Affiliate” means (a) in the case of an individual, the members of the immediate family (including parents, siblings and children) of (i) the individual, (ii) the individual’s spouse and (iii) any Business Entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, any of the foregoing individuals, or (b) in the case of a Business Entity, another Business Entity or a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Business Entity. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Business Entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Business Entity, whether through the ownership of voting securities, by Contract or otherwise. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Business Entity, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Anti-Corruption Law” means the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, and all other applicable anti bribery or anti-corruption Laws.

“Antitrust Law” means, individually and collectively, the HSR Act, the U.S. Sherman Act, as amended, the U.S. Clayton Act, as amended, the U.S. Federal Trade Commission Act, as amended, and any other applicable U.S. federal or state, or foreign, statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Associated Party” means, with respect to the Company, any former or current direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners and any affiliates or family members of the foregoing Persons.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by applicable Law to be closed.

“Business Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020 (H.R. 748) and any similar or successor Law or executive order or executive memo (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing Covid-19 Disaster, dated August 8, 2020, and IRS Notice 2020-65) in any U.S. jurisdiction, and any subsequent Law intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability Protection, and Schools Act.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Assets” means any properties, rights or assets (including Intellectual Property) of the Company or any of its Subsidiaries.

“Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) providing compensation or other benefits to any current or former director, officer, employee, consultant or independent contractor (or to any dependent or beneficiary thereof) of the Company, its Subsidiaries or any ERISA Affiliate, including all incentive, bonus, pension, profit sharing, consulting, employment, retirement, deferred compensation, severance, vacation, paid time off, holiday, cafeteria, medical, disability, death benefit, workers’ compensation, fringe benefit, change in control, stock purchase, stock option, stock appreciation, phantom stock, restricted stock, restricted stock unit or other stock-based compensation plans, policies, programs, practices, agreements or arrangements, which are now maintained, sponsored or contributed to by the Company, a Subsidiary of the Company or any ERISA Affiliate, or under which the Company, a Subsidiary of the Company or any ERISA Affiliate has any material Liability or obligations.

“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company Equity Plans” means (a) the Company’s 2007 Equity Incentive Plan, as amended or restated, (b) the Company’s 2008 Equity Inducement Plan and (c) the Company’s 2018 Equity Inducement Plan.

“Company ESPP” means the Company’s 2007 Employee Stock Purchase Plan.

“Company IP” means the Company Registered IP and all other Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, is or would reasonably be expected to (A) be materially adverse to the business, financial condition, assets, Liabilities or results of operations of the Company and its Subsidiaries, taken as a whole or (B) prevent or materially delay the consummation of the Transactions past the Outside Date; provided that, solely with respect to the foregoing clause (A), none of the following Effects (and no Effect that directly results from or arises in connection with the following) shall constitute or shall be taken into account in determining whether there is a Company Material Adverse Effect to the extent resulting from or arising out of: (a) changes in or affecting the economies or general business, economic, regulatory or legislative conditions or securities, financial, credit or capital market conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets or equity price levels, trading volumes or the imposition of new or increased tariffs) anywhere in the world in which the Company and its Subsidiaries operate, (b) changes in the trading volume or trading price of Shares (provided that the facts and circumstances giving rise to such changes in such volume or price may be deemed to constitute, and may be taken into account in determining whether there is, a Company Material Adverse Effect), (c) changes in the industry in which the Company and its Subsidiaries operate, (d) national or international political conditions, acts of war (whether or not declared), the threat, commencement, continuation or escalation of a war, acts of armed hostility, sabotage, terrorism or cyber intrusion, government shutdown or other international or national calamity or any material worsening of such conditions threatened, or existing as of the Agreement Date, (e) changes (or prospective changes) in Law or GAAP (or in the interpretation thereof), (f) any failure by the Company to meet its guidance or any published analyst projections, estimates or expectations of the Company’s past or projected revenue, earnings or other financial performance or results of operations for any period, in and of itself, and any resulting analyst downgrade of the Company’s securities, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts and circumstances giving rise to such failures may be deemed to constitute, and may be taken into account in determining whether there is a Company Material Adverse Effect if such facts and circumstances are not otherwise excluded under this definition), (g) any legal or related Proceedings made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company or the Company Board, relating to, in connection with, or arising out of the Merger or the other Transactions, including the Proxy Statement, (h) any Effects directly or indirectly attributable to the execution, announcement or pendency of this Agreement or the anticipated consummation of the Merger (including the identity of, or any facts or circumstances relating to, Parent as the acquirer of the Company), including the impact thereof on relationships, contractual or otherwise, with officers, employees, customers, suppliers, distributors, vendors, licensors, licensees, lenders, investors, Governmental Authorities, subcontractors or partners (including the exercise, or prospective exercise, by any party of rights that arise upon a change of control) (provided, that this clause (h) shall not apply to any representations and warranties set forth in Section 2.4 or the condition set forth in Section 5.2(a) to the extent related thereto), (i) fires, pandemics, epidemics, disease outbreaks, quarantine restrictions, earthquakes, hurricanes, tornadoes or other natural or man-made disaster or any other national or international calamity, crisis or disaster, or any escalation or worsening of any of the foregoing and including any COVID-19 Responses taken in compliance with Section 4.1 and (j) except for the obligations of the Company and its Subsidiaries set forth in the first sentence of Section 4.1, any Effects resulting from or arising out of (i) the failure by the Company or any of its Subsidiaries to take any action expressly prohibited by this Agreement or (ii) any actions taken by the Company or any of its Subsidiaries as expressly required by this Agreement or with the prior written consent, or at the prior written request, of Parent or Merger Sub after disclosure to Parent of all material facts and information; provided that, with respect to clauses (a), (c), (d), (e) and (i), only to the extent such Effect does not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industry in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).

“Company Options” means options to purchase Shares from the Company (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company or otherwise).

“Company Organizational Documents” means the Company Certificate, the Company Bylaws and the certificate of incorporation, bylaws or other comparable charter, formation or organizational documents of any Subsidiary of the Company.

“Company Products” means the products and services offered, provided, marketed, licensed, sold, distributed or otherwise made available to the public by or for the Company or any of its Subsidiaries.

“Company PSO” means a Company Option issued with performance-based metrics, terms or conditions under any of the Company Equity Plans.

“Company PSU” means a Company RSU issued with performance-based metrics, terms or conditions under any of the Company Equity Plans.

“Company Registered IP” means the Registered IP owned by the Company or any of its Subsidiaries.

“Company RSU” means an RSU issued under any of the Company Equity Plans.

“Company Stockholder” means a holder of Company Common Stock.

“Company Warrants” means warrants issued by the Company for shares of Company Common Stock.

“Confidentiality Agreement” means that certain letter agreement, dated October 29, 2020, between the Company and Parent.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization), or the expiration or termination of any statutory waiting periods.

“Contract” means any legally binding agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or commitment or undertaking of any nature that is currently effective (in each case, whether written or oral).

“COVID-19 Response” means any actions taken or omitted in response to the COVID-19 pandemic (a) to the extent reasonably necessary to comply with applicable law in any jurisdiction or (b) that (i) are commercially reasonable, (ii) are intended to protect the health and safety of employees of the Company or its Subsidiaries and (iii) are consistent with prevalent practices of similarly situated businesses in the industries or the locations in which the Company and its Subsidiaries operate (including any required quarantines, travel restrictions, “stay-at-home” orders, social distancing measures, other safety measures, or any workplace or worksite shutdowns or slowdowns) but, with respect to clause (b), solely to the extent supported by documentation, information, data, or other evidence reasonably substantiating the necessity or appropriateness of such actions or omissions.

“DGCL” means the Delaware General Corporation Law.

“Effect” means any change, event, development, occurrence, state of facts, circumstance or effect.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Claim” means any written claim, Proceeding, complaint, or notice of violation alleging violation of, or Liability under, any Environmental Laws.

“Environmental Laws” means any applicable foreign, federal, state or local Laws, statutes, regulations, codes, ordinances, permits, decrees, orders or common Law relating to, or imposing standards regarding the protection or cleanup of the environment, any Hazardous Materials Activity, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the exposure of any individual to Hazardous Materials, including protection of health and safety of employees. Environmental Laws shall include, without limitation, the following U.S. statutes: the Federal Insecticide, Fungicide Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substance Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know Act, Hazardous Materials Transportation Act and all analogous or related foreign, federal state or local Law, each as amended.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person, trade or business which is considered a single employer with the Company or any Subsidiary of the Company under Section 4001 of ERISA or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means a fraction, the numerator of which is the applicable Per Share Merger Consideration and the denominator of which is Parent Stock Value, rounded to four decimal places.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means (i) any U.S., foreign, international federal, state, provincial, municipal or local government, government agency, commission, department, board or bureau, quasi-governmental entity of any kind, court, tribunal, arbitrator or arbitral body (public or private), administrative agency or commission or other governmental or regulatory authority or instrumentality or any other body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, taxing authority or other similar power of any nature, (ii) any self-regulatory organization or stock exchange, including the Nasdaq or (iii) any political subdivision of any of the foregoing.

“Governmental Authorization” means any Consent, Order, permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority pursuant to any Law.

“Hazardous Materials” means any infectious, carcinogenic, radioactive, toxic or hazardous chemical or chemical compound, or any pollutant, contaminant or hazardous substance, material or waste, in each case, whether solid, liquid or gas, including petroleum, petroleum products, by products or derivatives and asbestos and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Law.

“Hazardous Materials Activity” means the transportation, transfer, recycling, storage, use, disposal, arranging for disposal, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Materials or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so called eWaste fees) and compliance with any product take back or product content requirements.

“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any Person, (a) indebtedness for borrowed money, whether current or funded, secured or unsecured, including that evidenced by notes, bonds, debentures or other similar instruments (and including all outstanding principal, prepayment premiums, if any, and accrued interest, fees and expenses related thereto), (b) any amounts owed with respect to drawn letters of credit, (c) any cash overdrafts, and (d) any outstanding guarantees of obligations of the type described in clauses (a) through (c) above, including any loan, loan guarantee, direct loan or other Financial Assistance provided for under the CARES Act or any similar international, federal, state or local programs instated or reinstated in response to the COVID-19 pandemic.

“Intellectual Property” means any and all industrial and intellectual property rights, proprietary rights and all intangible rights associated therewith, throughout the world, including (a) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (b) all rights in inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes, methods and formulae, algorithms, specifications, customer lists and supplier lists, (c) all rights in trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications and other source indicators, and any and all goodwill associated with and symbolized by the foregoing items, (d) all rights in Internet domain name registrations, social media identifiers, Internet and World Wide Web URLs or addresses, (e) all copyrights (including copyrights in Information Systems), copyright registrations and applications therefor, and all other rights corresponding thereto, (f)  all other rights in computer software, including all source code, object code, firmware, development tools, files, records and data, (g) all rights in databases and data collections and (h) all rights of publicity, “name and likeness”, artist, moral or similar rights.

“Intentional Breach” means, with respect to any representation, warranty, agreement or covenant, an intentional act or omission taken with the actual knowledge that such action or omission constitutes, would result in a breach of such representation, warranty, agreement or covenant.

“Intervening Event” means any material event or development or material change in circumstances with respect to the Company and its Subsidiaries taken as a whole that, irrespective of when such event, development or change occurred, (a) was not known to the Company Board as of, or prior to, the Agreement Date, or if known or reasonably foreseeable, the magnitude or consequences of which were not known, understood or reasonably foreseeable by the Company Board as of the Agreement Date and (b) does not relate to any Acquisition Inquiry or Acquisition Proposal; provided that (i) in no event shall any action that is taken by Parent or Merger Sub to the extent required by the affirmative covenants set forth in Section 4.4, or the consequences of any such action, constitute an “Intervening Event”, and (ii) in no event shall (x) any change in the market price, trading volume or ratings of any securities or Indebtedness of the Company or any of its Subsidiaries or (y) the Company meeting or exceeding any internal or public financial projections, forecasts, estimates or predictions constitute an Intervening Event; provided, however, that, in each case of the foregoing clauses (x) and (y), the underlying causes thereof may be considered in determining whether an Intervening Event has occurred.

“IRS” means the U.S. Internal Revenue Service.

“knowledge” means, with respect to the Company and with respect to any matter in question, the actual knowledge of the Persons set forth on Schedule A of the Company Disclosure Letter, after reasonable inquiry, and, with respect to Parent, the actual knowledge of any executive officer of Parent, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the Nasdaq).

“Liability” means any known or unknown liability, Indebtedness, obligation or commitment of any kind, nature or character (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet prepared under GAAP).

“Liens” means any mortgage, easement, license, lease, sublease, right of way, trust or title retention agreement, pledge, lien, charge, security interest or option.

“Nasdaq” means the Nasdaq Global Select Market, any successor stock exchange operated by The NASDAQ Stock Market LLC or any successor thereto.

“Order” means any order, writ, injunction, judgment, decree, ruling, decision, award or other determination by a Governmental Authority.

“Outside Date” means 11:59 p.m. New York City time on August 7, 2021; provided that such date may be extended by Parent or the Company for a period of up to three (3) months, if any of the conditions set forth in Section 5.1(b) or Section 5.1(c) have not been satisfied as of 11:59 p.m. New York City time on August 7, 2021 but all other conditions to each Party’s obligation to consummate the Transactions shall be satisfied, waived, or capable of being satisfied (and all references to the Outside Date shall be as so extended).

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, would prevent, materially delay past the Outside Date or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger or the other Transactions.

“Parent Stock Value” means the average closing price of one share of the common stock of Parent on the Nasdaq over the period of ten (10) consecutive trading days ending on the trading day immediately preceding the date on which the Effective Time occurs (rounded down to the nearest whole cent).

“Performance Period” means the applicable fiscal year or years contemplated under the terms of a particular Company PSO or Company PSU award during which the performance-based metrics of such Company PSO or Company PSU must be satisfied.

“Permitted Liens” means (a) Liens for Taxes, assessments and other governmental charges not yet due and payable or, if due, being contested in good faith and for which adequate reserves have been established on the financial statements of the Company or its applicable Subsidiary to the extent required by GAAP, (b) Liens arising by operation of Law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers or suppliers, incurred in the ordinary course of business for amounts not yet due and payable or, if due, either not delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP, (c) protective filings related to operating leases with third parties entered into in the ordinary course of business, (d) zoning, entitlement, building and land use regulations, customary covenants, defects of title, easements, rights-of-way, restrictions and other similar non-monetary charges or encumbrances or irregularities in title that in each case, individually or in the aggregate, do not materially interfere with or impair the use or operation of the affected property in the business of the Company, (e) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable Laws or other social security programs, (f) grants of non-exclusive licenses of Intellectual Property in the ordinary course of business and (g) other Liens arising in the ordinary course of business that do not secure the payment of a sum of money and that do not materially interfere with ownership or use of the subject asset.

“Person” means any individual, Entity or Governmental Authority.

“Personal Information” means all information regarding or capable of being associated with an individual person or device, including information that, alone or in combination with other information held by the Company or any of its Subsidiaries, could be used to identify or is otherwise identifiable with an individual or device, including name, physical address, email address, telephone number, credit history information, financial information, financial account number or government-issued identifier (including social security number, driver’s license number or passport number), gender, date of birth, educational or employment information, and any other data used or intended to be used to identify, contact or locate an individual.

“Privacy and Security Laws” means any Laws regarding collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, transferring and storing Personal Information, including federal, state or foreign Laws and/or regulations regarding (a) data privacy and information security, (b) data breach notification (as applicable), and/or (c) trespass, computer crime and other Laws governing unauthorized access to or use of electronic data.

“Privacy Policies” means all internal and external policies and procedures of the Company relating to the collection, processing, use or disclosure of Personal Information by or on behalf of the Company and the security of Business Information Systems as it relates to the Company’s collection, processing, use or disclosure of Personal Information.

“Proceeding” means any demand, claim, dispute, allegation, investigation, audit, review, inquiry, action, arbitration, mediation, proceeding, litigation or suit commenced, brought, conducted, or heard by or before, any Governmental Authority or arbitrator.

“Registered IP” means all United States, international and foreign (a) patents and applications for patents, (b) registered trademarks and service marks and applications to register trademarks and service marks (including intent-to-use applications), (c) registered copyrights and applications for copyright registrations and (d) domain name registrations.

“RSU” means a restricted stock unit.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions (including Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time (i) any Person listed on the OFAC Specially Designated Nationals and Blocked Persons List, Commerce’s Denied Persons List or Entity List, and the State Department’s Debarred List or other similar lists maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable jurisdictions, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person owned 50% or more or otherwise controlled by any such Person or Persons described in clause (i) and (ii).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the State Department), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means an Entity of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

“Superior Proposal” means any bona fide written Acquisition Proposal that did not result from a violation of Section 4.4, with all of the percentages included in the definition of Acquisition Proposal increased from 15% to 50%, that the Company Board determines in its good faith judgment (after consultation with the Company’s financial advisors and outside legal counsel), and considering such factors as the Company Board considers to be relevant in good faith, to be (a) more favorable to the Company Stockholders from a financial point of view than the Merger and the other Transactions (including any changes to the terms of the Merger and this Agreement proposed by Parent in accordance with Section 4.4(f)) and (b) reasonably capable of being completed in a timely manner in accordance with its terms and for which financing, if a cash transaction (in whole or part), is determined by the Company Board in good faith to be available, in each case, taking into account all financial, regulatory, legal and other aspects of the proposal.

“Tax” means any and all taxes, levies, duties, tariffs, imposts and other charges, levies, duties, assessments or fees in the nature of or similar to a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including any and all U.S. federal, state, local or non-U.S. income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, estimated, gross margins, ad valorem, stamp, transfer, value-added, inventory, license, environmental, occupation, premium, goods and services, customs duty, branch, compensation, disability, utility, production, occupancy, registration, alternative or add-on minimum and gains tax.

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing or declaration supplied or required to be supplied to any Governmental Authority or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Top Customers” mean the ten (10) largest customers of the Company and its Subsidiaries as determined by revenue recognized for such customer by the Company and its Subsidiaries for the twelve (12) month period ending December 31, 2020.

“Top Suppliers” mean the ten (10) largest suppliers, vendors or service providers of the Company and its Subsidiaries (other than financial institutions) as determined by payments made or Liabilities incurred by the Company and its Subsidiaries to such supplier for the twelve (12) month period ending December 31, 2020.

“Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, the Voting Agreement and any document or instrument delivered in connection herewith or therewith.

Index of Other Defined Terms

401(k) Plan	Section 4.7(d)
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	Section 4.4(b)(iii)
Antitrust Order	Section 4.5(c)
Assumed Company Option	Section 1.5(a)(iv)(B)
Assumed Company RSU	Section 1.5(a)(v)(B)
Audit Committee	Section 2.7(f)
Board of Directors	Recitals
Book-Entry Shares	Section 1.8(b)
Business Information Systems	Section 2.12(j)
Cancelled Shares	Section 1.5(a)(iii)
Capitalization Date	Section 2.2(a)
Certificate of Merger	Section 1.3
Change of Board Recommendation	Section 4.4(e)
Closing	Section 1.3
Closing Date	Section 1.3
Company	Preamble
Company Associated Party Contract	Section 2.18
Company Board	Recitals
Company Board Recommendation	Recitals
Company Bylaws	Section 2.1(b)
Company Certificate	Section 2.1(b)
Company Disclosure Letter	Article II
Company Employees	Section 4.7(a)
Company Financial Statements	Section 2.7(a)
Company Material Contract	Section 2.10(a)
Company Representatives	Section 4.2(a)
Company SEC Documents	Section 2.6(a)
Company Stock Certificate	Section 1.7
Company Stockholder Approval	Section 2.3(c)
Company Stockholder Meeting	Section 4.3(b)(i)
Continuing Employee	Section 4.7(b)
D&O Indemnification Agreements	Section 4.9(a)
D&O Runoff Insurance	Section 4.9(d)
Dissenting Shares	Section 1.6
Effective Time	Section 1.3
Electronic Delivery	Section 7.11
Equity Interests	Section 2.1(c)
Exchange Fund	Section 1.8(a)
Financial Advisor	Section 2.17
Financial Assistance	Section 2.21
Fundamental Representations	Section 5.2(a)
Indemnified Person	Section 4.9(a)
Indemnified Persons	Section 4.9(a)
Information Systems	Section 2.12(j)
Insurance Policies	Section 2.20
Intervening Event Notice Period	Section 4.4(g)(i)
Lease	Section 2.15(b)

Leased Real Property	Section 2.15(b)
Maximum Amount	Section 4.9(d)
Merger	Recitals
Merger Sub	Preamble
New Plans	Section 4.7(a)
OFAC	Section 2.5(d)
Open Source Technology	Section 2.12(g)
Other Required Company Filing	Section 4.3(a)(ii)
Parent	Preamble
Parent Representatives	Section 4.2(a)
Parent Welfare Plan	Section 4.7(a)
Parties	Preamble
Paying Agent	Section 1.8(a)
Per Share Merger Consideration	Section 1.5(a)(iii)
Performance Company Option Conversion	Section 1.5(a)(iv)(C)
Performance Company RSU Conversion	Section 1.5(a)(v)(C)
Pre-Closing Period	Section 4.1
Preferred Stock	Section 2.2(a)
Proxy Statement	Section 4.3(a)(i)
Qualifying Acquisition Proposal	Section 4.4(c)
Required Parent Filing	Section 4.3(a)(iii)
Sarbanes-Oxley Act	Section 2.6(a)
Share	Recitals
Shares	Recitals
State Department	Section 2.5(d)
Superior Proposal Notice Period	Section 4.4(f)(ii)
Surviving Corporation	Section 1.1
Takeover Law	Section 2.3(b)
Termination Fee	Section 6.2(b)(i)
Transactions	Recitals
Unvested Company Option	Section 1.5(a)(iv)(B)
Unvested Company RSU	Section 1.5(a)(v)(B)
Vested Company Option	Section 1.5(a)(iv)(A)
Vested Company RSU	Section 1.5(a)(v)(A)
Voting Agreement	Recitals
Voting Company Debt	Section 2.2(e)
WARN	Section 2.9(b)

Exhibit B

Form of Certificate of Incorporation of Surviving Corporation

Exhibit 99.1

Contacts:

Electronic Arts Media Relations: John Reseburg VP, Global Communications 650-628-3601 jreseburg@ea.com	Electronic Arts Investor Relations: Chris Evenden VP, Investor Relations 408-627-0608 cevenden@ea.com	Glu Mobile Media Relations: George Sard / John Christiansen / Celia de Pentheny O’Kelly Sard Verbinnen & Co. Glu-SVC@sardverb.com 212-687-8080 / 415-618-8750	Glu Mobile Investor Relations: Bob Jones / Taylor Krafchik Ellipsis IR@glu.com 646-776-0886

ELECTRONIC ARTS TO ACQUIRE GLU MOBILE, CREATING A NEW GLOBAL LEADER IN THE LARGEST AND FASTEST GROWING GAMING SEGMENT

Accelerates the growth of Electronic Arts’ mobile business through development of new sports, lifestyle, casual, and mid-core games

Creates a market-leading portfolio of more than 15 top live services across multiple fast growing mobile genres

Expands Electronic Arts’ nearly half a billion strong player network to reach a broader global audience

REDWOOD CITY, February 8, 2021 - Electronic Arts Inc. (NASDAQ: EA), a global leader in interactive entertainment, and Glu Mobile Inc. (NASDAQ: GLUU), a leading global developer and publisher of mobile games including Design Home, Covet Fashion, and MLB Tap Sports Baseball, have entered into a definitive agreement under which Electronic Arts will acquire Glu Mobile. Under the terms of the agreement, EA will acquire Glu for $2.1 billion in enterprise value. Glu stockholders will receive $12.50 in cash for each share of Glu stock, representing a 36% premium to Glu’s closing share price on February 5, 2021. Upon closing, the acquisition will be immediately accretive to Electronic Arts’ total net bookings, and is expected to grow underlying profitability beginning in its first year.

The acquisition will immediately add significant scale to Electronic Arts’ mobile games business. The combination of Electronic Arts and Glu creates a leading mobile product portfolio that includes more than 15 top live services across fast-growing genres with a combined $1.32 billion in bookings over the last twelve months. Bringing together the best-in-class mobile development teams at Glu and Electronic Arts’ mobile business, with a collective portfolio of powerful IP in sports, lifestyle, RPG, casual and other genres, and leveraging Electronic Arts’ marketing and distribution strength to generate global reach, the combined organization will build on EA’s network of 430 million players, including more than 100 million monthly active players in mobile, and expand to new audiences and demographics all over the world.

“Our acquisition of Glu combines amazing teams and deeply-engaging products to create a mobile games leader with proven expertise across many fast-growing genres,” said Andrew Wilson, CEO of Electronic Arts. “Mobile continues to grow as the biggest gaming platform in the world, and with the addition of Glu’s games and talent, we’re doubling the size of our mobile business. With a deep IP portfolio and an expanding global audience, we’ll deliver more exciting experiences for our players and drive further growth for Electronic Arts.”

“This transaction is the culmination of the tremendous work of the Glu team to deliver world-class interactive experiences for our players, while driving business momentum that has led to strong financial and operational results. It represents a terrific outcome for all of our stockholders and other key constituents,” said Nick Earl, CEO of Glu. “As part of Electronic Arts, we will continue capitalizing on the opportunities ahead in the expanding mobile gaming industry.”

The strategic rationale for the acquisition includes:

●	Creating a Leading Mobile Portfolio Across Key Genres. The complementary nature of Electronic Arts and Glu’s successful products will create a portfolio that spans many of the biggest and most popular genres of mobile games, including sports, RPG, lifestyle, casual, and mid-core games. The combined organization will have a demographically diverse audience, with significant opportunities for franchise and market expansion.

●	Expanding Successful, Scalable Live Services. Both Electronic Arts and Glu have proven success creating mobile live service games that deeply engage large communities over many years and deliver strong recurring revenue. The combined expertise of the two organizations unlocks potential for further success. Glu’s franchises like Design Home, Covet Fashion, and MLB Tap Sports Baseball will benefit from Electronic Arts’ global licensing and distribution capabilities to bring them to new markets and more players. Glu’s expertise in building and monetizing sports and casual mobile games, combined with Electronic Arts’ industry-leading IP in sports and beyond, will accelerate the creation of exciting new experiences for broad audiences.

●	Experienced Creative Leadership & Enhanced Team Capabilities. Glu brings a talented team including more than 500 mobile game developers (and nearly 800 total employees), adding significant scale to Electronic Arts’ mobile-focused organization. Glu’s creative leaders are established and well-known to Electronic Arts, with similar focus on creating highly successful mobile games with longevity. The combination of proven mobile leadership, deeply talented teams, genre expertise, long-running franchises and IP, and technology across the two organizations will be a catalyst to delivering new experiences and further growth.

●	Accelerating Growth. The combination of Electronic Arts and Glu will be a mobile growth engine. With strong, recurring revenue across a leading portfolio of live services, strength in key mobile genres, a deep roster of owned and licensed IP, access to a large-scale and growing player network, and ability to reach into new regions and markets, the acquisition will be immediately accretive to EA’s total net bookings and is expected to grow underlying profitability beginning in its first year.

An investor presentation outlining the key aspects of the planned acquisition is available on EA’s investor relations website, at ir.ea.com.

Details on the Proposed Transaction

The board of directors of each of Electronic Arts and Glu Mobile have approved the transaction and the Glu board recommends that Glu stockholders approve the transaction and adopt the merger agreement. Under the terms of the agreement, Glu stockholders will receive $12.50 in cash for each share of Glu stock, representing an equity value of $2.4 billion, and a total enterprise value of $2.1 billion including Glu's' net cash of $364 million. The transaction is anticipated to close in the quarter ending June 30, 2021, subject to approval by the Glu stockholders, the receipt of required regulatory approvals and other customary closing conditions.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers. In fiscal year 2020, EA posted GAAP net revenue of $5.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Ultimate Team, Battlefield, Apex Legends, The Sims, Need for Speed, Titanfall and Plants vs. Zombies are trademarks of Electronic Arts Inc. Madden, NFL and FIFA are properties of its respective owners and used with permission.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading developer and publisher of mobile games. Founded in 2001, Glu is headquartered in San Francisco with additional locations in Foster City, Toronto and Hyderabad. With a history spanning over a decade, Glu’s culture is rooted in taking smart risks and fostering creativity to deliver world-class interactive experiences for our players. Glu’s diverse portfolio features top-grossing and award-winning original and licensed IP titles including, Covet Fashion, Deer Hunter, Design Home, Diner DASH Adventures, Disney Sorcerer’s Arena, Kim Kardashian: Hollywood and MLB Tap Sports Baseball available worldwide on various platforms including the App Store and Google Play. For more information, visit www.glu.com or follow Glu on Twitter, Facebook and Instagram.

Covet Fashion, Deer Hunter, Design Home, Diner DASH, Tap Sports, Glu and Glu Mobile are trademarks of Glu Mobile Inc.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Electronic Arts and Simpson, Thacher & Bartlett LLP is serving as legal counsel to Electronic Arts. Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC are serving as financial advisors to Glu. Fenwick & West LLP is serving as legal counsel to Glu.

Forward-Looking Statements

This communication may contain statements, other than statements of current or historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed merger of a wholly owned subsidiary of Electronic Arts with and into Glu Mobile on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of February 8, 2021 to which Electronic Arts and Glu are party (the “Merger Agreement”), and the benefits and the anticipated timing of the proposed transaction. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “project,” “forecast,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could,” and similar expressions or expressions of the negative of these terms. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Electronic Arts’ actual results could differ materially from those discussed in the forward-looking statements. Some of the factors which could cause Electronic Arts’ results to differ materially from its expectations include the following: the impact of the announcement of the merger on Electronic Arts’ and Glu’s business and operating results, including the effect of the announcement of the merger on the ability of Electronic Arts or Glu to retain and hire key personnel and maintain relationships with players, partners and others with whom Electronic Arts or Glu do business; the occurrence of any circumstance or any other events that could give rise to the termination of the proposed transaction, or the failure to obtain Glu’s stockholder approval or failure to satisfy any other conditions precedent to consummate the proposed transaction, including the receipt of all necessary regulatory approvals on a timely basis or at all; Electronic Arts’ ability to successfully integrate Glu’s operations and employees; risks that the merger disrupts current ongoing business operations; risks of litigation and/or regulatory actions related to the merger; the impact of the COVID-19 pandemic; Electronic Arts’ ability to realize the anticipated benefits of acquisitions; and other factors described in Part II, Item 1A of Electronic Arts’ or Glu’s latest Quarterly Report on Form 10-Q under the heading “Risk Factors,” as well as in other documents Electronic Arts or Glu have filed with the Securities and Exchange Commission, including Electronic Arts’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and Glu’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

These forward-looking statements are current as of the date hereof. Neither Electronic Arts nor Glu assumes any obligation to revise or update any forward-looking statement for any reason, except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Glu Mobile by Electronic Arts. In connection with the proposed merger, Glu intends to file with the SEC a proxy statement regarding the proposed transaction and mail or otherwise provide a proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. Each of Electronic Arts and Glu may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that Electronic Arts or Glu may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Glu. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Electronic Arts, Glu and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Electronic Arts will be available free of charge on Electronic Arts’ website at ir.ea.com or by contacting Electronic Arts’ Investor Relations department at ir@ea.com. Copies of the documents filed with the SEC by Glu will be available free of charge on Glu’s website at www.glu.com/investors or by contacting Bob Jones / Taylor Krafchik, Ellipsis, at IR@glu.com.

Certain Information Regarding Participants in the Solicitation

Electronic Arts and Glu Mobile and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. You can find information about the directors and executive officers of Electronic Arts, including a description of their direct or indirect interests (by security holdings or otherwise), in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on June 19, 2020, and Electronic Arts’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which was filed with the SEC on May 20, 2020, and on its website at ir.ea.com. You can find information about the directors and executive officers of Glu, including a description of their direct or indirect interests (by security holdings or otherwise), in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 28, 2020, and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 28, 2020, and on its website at www.glu.com/investors. Other information regarding the potential participants will be included in the proxy statement and other relevant documents filed with the SEC if and when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Electronic Arts or Glu using the sources indicated above.

Exhibit 99.2

GLU MOBILE INC.

CHANGE OF CONTROL SEVERANCE AGREEMENT

This Change of Control Severance Agreement (the “Agreement”) is made and entered into effective as of February 8, 2021 (the “Effective Date”), by and between Becky Ann Hughes (the “Employee”) and Glu Mobile Inc. (the “Company”).

RECITALS

A. It is expected that the Company from time to time will consider the possibility of a Change of Control (as defined below). The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

C. In order to provide the Employee with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control, the Board believes that it is important to provide the Employee with certain severance benefits upon the Employee’s termination of employment following a Change of Control.

AGREEMENT

In consideration of the mutual covenants herein contained and the continued employment of Employee by the Company, the parties agree as follows:

1. Definitions. Unless otherwise defined elsewhere herein, the following terms referred to in this Agreement shall have the following meanings:

(a) “Cause” means (i) the Employee’s committing of an act of gross negligence, gross misconduct or dishonesty, or other willful act, including misappropriation, embezzlement or fraud, that materially adversely affects the Company or any of the Company’s customers, suppliers or partners, (ii) his personal dishonesty, willful misconduct in the performance of services for the Company, or breach of fiduciary duty involving personal profit, (iii) his being convicted of, or pleading no contest to, any felony or misdemeanor involving fraud, breach of trust or misappropriation or any other act that the Board reasonably believes in good faith has materially adversely affected, or upon disclosure will materially adversely affect, the Company, including the Company’s public reputation, (iv) any material breach of any agreement with the Company by him that remains uncured for thirty (30) days after written notice by the Company to him, unless that breach is incapable of cure, or any other material unauthorized use or disclosure of the Company’s confidential information or trade secrets involving personal benefit or (v) his failure to follow the lawful directions of the chief executive officer, in the scope of his employment unless he reasonably believes in good faith that these directions are not lawful and notifies the chief executive officer in writing of the reasons for his belief.

(b) “Change of Control” means the closing of (i) a merger or consolidation in one transaction or a series of related transactions, in which the Company’s securities held by the Company’s stockholders before the merger or consolidation represent less than 50% of the outstanding voting equity securities of the surviving corporation after the transaction or series of related transactions, (ii) a sale or other transfer of all or substantially all of the Company’s assets as a going concern, in one transaction or a series of related transactions, followed by the distribution to the Company’s stockholders of any proceeds remaining after payment of creditors or (iii) a transfer of more than 50% of the Company’s outstanding voting equity securities by the Company’s stockholders to one or more related persons or entities other than the Company in one transaction or a series of related transactions. Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

(c) “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(d) “Involuntary Termination” means the Employee’s resignation of employment from the Company expressly based on the occurrence of any of the following conditions, without the Employee’s informed written consent, provided, however, that with respect to each of the following conditions, the Employee must (a) within 90 days following its occurrence, deliver to the Company a written notice, pursuant to Section 8(b) hereof, explaining the specific basis for the Employee’s belief that the Employee is entitled to terminate the Employee’s employment due to an Involuntary Termination, (b) give the Company an opportunity to cure any of the following within 30 days following delivery of such notice and explanation, and (c) terminate employment within fifteen days of the sooner of the expiration of the cure period set forth above or the date the Company notifies the Employee in writing that it will not cure: (i) a material reduction in his duties, position or responsibilities, or his removal from these duties, position and responsibilities, unless he is provided with a position of substantially equal or greater organizational level, duties, authority and compensation; provided, however, that a change of title, in and of itself, or a reduction of duties, position or responsibilities solely by virtue of the Company’s being acquired and made part of a larger entity will not constitute an “Involuntary Termination,” (ii) a greater than 15%reduction in his then-current annual base compensation that is not applicable to the Company’s other executive officers, or (iii) a relocation to a facility or a location more than 30 miles from his then-current location of employment. For the avoidance of doubt, Involuntary Termination shall not include a termination of employment for death or Permanent Disability.

(e) “Permanent Disability” has the meaning set forth in Section 22(e)(3) of the Code.

(f) “Termination Date” shall mean the effective date of any notice of termination delivered by one party to the other hereunder.

2. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto under this Agreement have been satisfied or, if earlier, on the date, prior to a Change of Control, Employee is no longer employed by the Company.

3. At-Will Employment. The Company and the Employee acknowledge that the Employee’s employment is, and shall continue to be, at-will.

4. Severance Benefits.

(a) Termination Following a Change of Control. If the Employee’s employment with the Company is terminated without Cause or is terminated as a result of an Involuntary Termination at any time within 12 months after a Change of Control and the Employee delivers to the Company within 60 days following such termination a general release of claims in favor of the Company (the release of which shall not include any release of claims pursuant to which the Employee is entitled to indemnification with respect to thereof) (the “Release”), then the Employee will be entitled to the following severance benefits (payable within 60 days following the Termination Date, provided that the Release has been executed, delivered to the Company and is effective on or prior to such date, and provided further that if the 60-day period spans two calendar years, payment will be made in the second calendar year, subject to the time limitations set forth in Section 5):

(i) six months of the Employee’s then-current annual base salary, payable in a lump sum.

(ii) fifty percent of the Employee’s target annual bonus for the calendar year in which the termination without Cause or the Involuntary Termination occurs, payable in a lump sum.

(iii) in addition to the shares that are vested and exercisable in accordance with each equity award that was granted by the Company to the Employee prior to the Termination Date, each such grant shall become vested and exercisable as to an additional 36 months of each such outstanding and not fully vested equity grant;

(iv) Until the earlier of (i) the date Employee is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) six months from the Termination Date, the Company shall reimburse Employee for continuation coverage pursuant to COBRA (as defined below) as was in effect for the Employee (and any eligible dependents) on the day immediately preceding the Termination Date; provided: (A) the Employee constitutes a qualified beneficiary, as defined in Section 4980B(g)(l) of the Code; and (B) the Employee timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay or reimburse the Employee for the COBRA premiums without violating applicable law (including Section 2716 of the Public Health Service Act), the Company instead shall pay to the Employee a fully taxable lump sum cash payment equal to the applicable COBRA premiums (or remaining period if reimbursements had commenced prior to the date of such determination).

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(b) Termination Apart from a Change of Control. If the Employee’s employment with the Company terminates for any reason (including a termination without Cause or due to an Involuntary Termination) at any time following 12 months after a Change of Control, then the Employee shall not be entitled to receive any acceleration, severance or other benefits pursuant to this Agreement, but may be eligible for those benefits (if any) as may then be established under the Company’s then-existing severance and benefits plans and policies at the time of such termination.

(c) Accrued Wages and Vacation; Expenses. Without regard to the reason for, or the timing of, Employee’s termination of employment: (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the Termination Date; (ii) the Company shall pay the Employee all of the Employee’s accrued and unused vacation through the Termination Date and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to the Termination Date. These payments shall be made promptly and within the period of time mandated by law.

5. Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, if the Employee is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the final regulations and any guidance promulgated thereunder (“Section 409A”) at the time of the Employee’s termination (other than due to death), then the severance payable to the Employee, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) that are payable within the first six (6) months following the Employee’s termination of employment, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of the Employee’s termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if the Employee dies following his or her termination but prior to the six (6) month anniversary of his or her termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of the Employee’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(b) Any termination of the Employee’s employment is intended to constitute a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1.

(c) It is further intended that payments hereunder satisfy, to the greatest extent possible, the exemption from the application of Section 409A (and any state law of similar effect) provided under Treasury Regulation Section 1.409A-1(b)(4) (as a “short-term deferral”). Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Compensation Separation Benefits for purposes of clause (a) above.

(d) Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that do not exceed the Section 409A Limit shall not constitute Deferred Compensation Separation Benefits for purposes of clause (a) above.

(e) The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and the Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to the Employee under Section 409A.

(f) Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

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6. Limitation on Payments Under Code Section 280G. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Employee (a) constitute “parachute payments” within the meaning of Section 280G of the Code, and (b) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Employee’s benefits under this Agreement shall be either:

(i) delivered in full; or

(ii) delivered as to such lesser extent that would result in no portion of such benefits being subject to the Excise Tax, with any such reductions first being made to the equity portion of the benefits and second being made to the cash portion of the benefits, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If required, the payments and benefits under this Agreement shall be reduced in the following order: (A) a pro rata reduction of (i) cash payments that are subject to Section 409A as deferred compensation and (ii) cash payments not subject to Section 409A of the Code; (B) a pro rata reduction of (i) employee benefits that are subject to Section 409A as deferred compensation and (ii) employee benefits not subject to Section 409A; and (C) a pro rata cancellation of (i) accelerated vesting of stock and other equity-based awards that are subject to Section 409A as deferred compensation and (ii) stock and other equity-based awards not subject to Section 409A. In the event that acceleration of vesting of stock and other equity-based award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Employee’s stock and other equity-based awards unless the Employee elects in writing a different order for cancellation. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section will be made in writing by the Company’s independent public accountants immediately prior to a Change of Control or such other person or entity to which the parties mutually agree (the “Accountants”), whose determination will be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Accountants may incur in connection with any calculations contemplated by this Section.

7. Successors.

(a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the Company’s obligations under this Agreement and agree expressly to perform the Company’s obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession, unless otherwise agreed upon in writing by the Employee and such successor. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets.

(b) Employee’s Successors. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

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8. Notices.

(a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or the next business day if sent for next-day delivery by a nationally recognized courier service with all delivery charges pre-paid. In the case of the Employee, couriered notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its then-current corporate headquarters, and all notices shall be directed to the attention of its General Counsel.

(b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the Termination Date (which shall be not more than thirty (30) days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing Employee’s rights hereunder.

9. Arbitration.

(a) Arbitration. The Company and the Employee each agree that any and all disputes arising out of the terms of this Agreement, the Employee’s employment by the Company, the Employee’s service as an officer or director of the Company, the Employee’s compensation and benefits, their interpretation and any of the matters herein addressed, or the termination of the Employee’s employment with the Company or any matters related thereto (“Covered Disputes”), will be subject to binding arbitration. Covered Disputes that the Company and the Employee agree to arbitrate, and thereby agree to waive any right to a trial by jury, include but are not limited to any statutory claims under local, state, or federal law, including, without limitation, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, claims of harassment, discrimination, and wrongful termination, and any statutory, constitutional, or common law claims, claims for unpaid wages, any tort, and claims for stock, stock options or other ownership interest in the Company, except that each party may, at its or his option, seek injunctive relief in court related to the improper use, disclosure or misappropriation of a party’s proprietary, confidential or trade secret information. The Company and the Employee further understand that this Agreement to arbitrate also applies to any Covered Disputes that the Company may have with the Employee.

(b) Procedure. Company and the Employee agree that any arbitration will be administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”), pursuant to its Employment Arbitration Rules & Procedures then in effect (the “JAMS Rules”) before a single arbitrator. The JAMS Rules may be found and reviewed at http://www.jamsadr.com/rules-employment-arbitration. If the Employee is unable to access these rules, the Employee will notify the Company and the Company will provide him with a hardcopy. The Arbitrator will have the power to award any remedies available under applicable law, and the Arbitrator will award attorneys’ fees and costs to the prevailing party, except as prohibited by law. The decision of the Arbitrator will be in writing. Any arbitration under this Agreement will be conducted in San Francisco County, California.

(c) Administrative Relief. The Employee understands that this Agreement does not prohibit him or her from pursuing any administrative claim with a local, state, or federal administrative body or government agency where, as a matter of law, the parties may not restrict the Employee’s ability to file such claims, including, but not limited to, the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Workers’ Compensation Board.

(d) Remedy. Except as provided by this Agreement or applicable law, arbitration will be the sole, exclusive, and final remedy for any dispute between the Employee and the Company.

(e) Voluntary Nature of Agreement. Each of the Company and the Employee acknowledges and agrees that such party is executing this Agreement voluntarily and without any duress or undue influence by anyone. The Employee further acknowledges and agrees that he or she has carefully read this Agreement and has asked any questions needed for him or her to understand the terms, consequences, and binding effect of this Agreement and fully understands it, including that the Employee is waiving his or her right to a jury trial. The Employee agrees that he or she has been provided an opportunity to seek the advice of an attorney of his or her choice before signing this Agreement.

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10. Miscellaneous Provisions.

(a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

(b) Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by both the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision, or of the same condition or provision at another time.

(c) Integration. This Agreement and any outstanding equity agreements referenced herein represent the entire agreement and understanding between the parties as to the subject matter herein regarding severance and acceleration benefits and supersede all prior or contemporaneous agreements, whether written or oral, with respect to this Agreement (including without limitation the offer letter between the Company and the Employee).

(d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

(e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(f) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page to Change of Control Severance Agreement Follows]

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IN WITNESS WHEREOF, each of the parties has executed this Change of Control Severance Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:	GLU MOBILE INC.

	By:	/s/ Scott Leichtner
Scott Leichtner
Vice President and General Counsel

Date: February 8, 2021

EMPLOYEE:	/s/ Becky Ann Hughes
Becky Ann Hughes

Date: February 8, 2021

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Exhibit 99.3

FROM: Glu CEO

TO: All Glu Employees

SUBJECT: Important News About Our Future

All,

Today we have some very exciting news to share about our future. We just announced that we have entered into a definitive agreement to be acquired by Electronic Arts. I wanted to share a little more about this transaction and let you know why I’m so excited about what Glu and EA can do together by joining forces.

First, this transaction will accelerate Glu’s strategy and enable us to capitalize on the terrific business momentum we have generated these past 4 years. By combining our premier mobile gaming portfolio with EA’s global reach and brand, we will become a mobile games leader of significant scale across a diversified portfolio of franchises. Together with EA, we will broaden our audience through increased brand awareness and cross-promotional strategies, leverage our collective IP through expanded mobile capabilities, and scale our ad monetization. Thanks to your incredibly hard work, we have achieved remarkable financial and operational results, including a record year in 2020. I believe the tailwinds that propelled us to that success will continue and we will have even more ability to capitalize on them as part of EA.

Importantly, EA sees Glu as the centerpiece of its future mobile strategy, which will unlock opportunities for Glu’s business and employees. Throughout our conversations with the EA team, we have been energized by their enthusiasm for not only our existing titles and future roadmap of new games, but also for Glu’s studio teams. EA recognizes that mobile is critical for their business and understands our leadership in the mobile space and the value of our franchises. They are fully committed to devoting resources to support our current and pipeline titles as well as working with our team to bring their leading franchises onto the mobile platform. With Glu, EA will be well positioned to take advantage of the continued growth of mobile through the rise of powerful 5G networks and cloud-based infrastructure.

As many of you know, I spent 13 years at EA before joining Glu, so I can say firsthand that both companies have creative-led cultures and share a similar outlook and ethos – a strong foundation for integration and collaboration. I know many of you have also spent time at EA and understand the chemistry that already exists between our companies.

Today’s announcement is the first step in the acquisition process. The transaction is expected to close in the second quarter of calendar 2021, subject to shareholder and regulatory approvals, as well as other customary conditions. Until then, Glu and EA will each continue to operate independently. I want to emphasize that we all need to stay focused on our day-to-day roles.

During this period, a designated team from both Glu and EA will lead and plan the integration of our businesses, subject to legal limitations. For everyone else, it is important that you not coordinate with Eagle employees or engage with them directly regarding the pending transaction. Similarly, we ask that if you receive any media inquiries, please do not discuss the pending transaction and send them along to IR@Glu.com

We are committed to keeping you informed throughout this process. To that end, we’ll have a town hall meeting today at 3:00pm PT to discuss this news in detail and answer any questions you may have.

The future is incredibly bright for Glu Mobile as we combine with Electronic Arts, and the entire management team is grateful for your support, especially over the past year as we’ve been able to smoothly transition to working from home, while continuing to deliver world-class interactive experiences for our players.

Sincerely,

Nick

Forward-Looking Statements

This filing may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. Forward-looking statements may include statements regarding the expected benefits to Electronic Arts and Glu Mobile from completing the acquisition, support for Glu Mobile’s current business, including investment in Glu Mobile’s existing franchises and pipeline, and the expected completion of the acquisition. Statements regarding future events are based on Glu Mobile’s current expectations and are necessarily subject to associated risks related to, among other things, the risk that the proposed acquisition may not be completed in a timely manner, or at all, which may adversely affect Glu Mobile’s business and the price of its common stock, obtaining Glu Mobile’s stockholder and regulatory approval of the acquisition or that other conditions to the closing of the transaction may not be satisfied, the effect of the announcement or pendency of the proposed acquisition on Glu Mobile’s business, operating results, risks that the proposed acquisition may disrupt Glu Mobile’s current plans and business operations, risks related to the diverting of management’s attention from the Company’s ongoing business operations, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the outcome of any legal proceedings related to the transaction, general economic conditions, the retention of employees of Glu Mobile’s and the ability of Electronic Arts to successfully integrate Glu Mobile’s market opportunities, technology, personnel and operations and to achieve expected benefits. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Glu Mobile’s most recent reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2020 and February 28, 2020, respectively. Glu Mobile’s undertakes no obligation to revise or update any forward-looking statements for any reason.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Glu Mobile by Electronic Arts. In connection with the proposed merger, Glu Mobile intends to file with the SEC a proxy statement regarding the proposed transaction and mail or otherwise provide a proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. Each of Electronic Arts and Glu Mobile may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that Electronic Arts or Glu Mobile may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Glu Mobile. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Electronic Arts, Glu Mobile and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Electronic Arts will be available free of charge on Electronic Art’s website at ir.ea.com or by contacting Electronic Art’s Investor Relations department at ir@ea.com. Copies of the documents filed with the SEC by Glu Mobile will be available free of charge on Glu Mobile’s website at www.glu.com or by contacting Glu Mobile’s Investor Relations department at ir@glu.com.

Certain Information Regarding Participants in the Solicitation

Electronic Arts, Glu Mobile and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. You can find information about the directors and executive officers of Electronic Arts, including a description of their direct or indirect interests (by security holdings or otherwise) in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on June 19, 2020, and Electronic Art’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which was filed with the SEC on May 20, 2020, and on its website at ir.ea.com. You can find information about the directors and executive officers of Glu Mobile, including a description of their direct or indirect interests (by security holdings or otherwise), in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 28, 2020, and Glu Mobile’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 28, 2020, and on its website www.glu.com. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests (by security holdings or otherwise), will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Electronic Arts or Glu Mobile using the sources indicated above.